                                                                    EXHIBIT 10.1

================================================================================

                                U.S. $115,000,000

                                CREDIT AGREEMENT,
                          dated as of October 16, 2000,


                                      among


                           W-H ENERGY SERVICES, INC.,
                                as the Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                    as the Syndication Agent for the Lenders,

                                  BANK ONE, NA,
                   as the Documentation Agent for the Lenders,


                                       and


                          WELLS FARGO BANK TEXAS, N.A.,
                  as the Administrative Agent for the Lenders.

                                   ----------


                                 LEAD ARRANGER:
                            DLJ CAPITAL FUNDING, INC.


================================================================================

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----

                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS


1.1.          Defined Terms.....................................................................................-2-
1.2.          Use of Defined Terms.............................................................................-34-
1.3.          Cross-References.................................................................................-34-
1.4.          Accounting and Financial Determinations..........................................................-34-

                                                     ARTICLE II

                                    COMMITMENTS, BORROWING PROCEDURES AND NOTES


2.1.          Commitments......................................................................................-34-
2.1.1.        Term Loan Commitments............................................................................-34-
2.1.2.        Revolving Loan Commitment and Swing Line Loan Commitment.........................................-35-
2.1.3.        Letter of Credit Commitment......................................................................-36-
2.1.4.        Lenders Not Permitted or Required To Make Loans..................................................-36-
2.1.5.        Issuer Not Permitted or Required to Issue Letters of Credit......................................-37-
2.2.          Changes in Commitment Amount.....................................................................-37-
2.2.1.        Reduction of Commitment Amounts..................................................................-37-
2.2.2.        Increases in Revolving Loan Commitment Amount; Additional Term Loan Commitments..................-38-
2.3.          Borrowing Procedures and Funding Maintenance.....................................................-39-
2.3.1.        Term Loans and Revolving Loans...................................................................-39-
2.3.2.        Swing Line Loans.................................................................................-40-
2.4.          Continuation and Conversion Elections............................................................-41-
2.5.          Funding..........................................................................................-42-
2.6.          Issuance Procedures..............................................................................-42-
2.6.1.        Other Lenders' Participation.....................................................................-43-
2.6.2.        Disbursements; Conversion to Revolving Loans.....................................................-43-
2.6.3.        Reimbursement....................................................................................-44-
2.6.4.        Deemed Disbursements.............................................................................-44-
2.6.5.        Nature of Reimbursement Obligations..............................................................-45-
2.7.          Notes............................................................................................-45-
2.8.          Registered Notes.................................................................................-46-

SECTION                                                                                                        PAGE
-------                                                                                                        ----

                                                     ARTICLE III

                                     REPAYMENTS, PREPAYMENTS, INTEREST AND FEES


3.1.          Repayments and Prepayments; Application..........................................................-46-
3.1.1.        Repayments and Prepayments.......................................................................-46-
3.1.2.        Application......................................................................................-48-
3.2.          Interest Provisions..............................................................................-49-
3.2.1.        Rates............................................................................................-49-
3.2.2.        Post-Maturity Rates..............................................................................-49-
3.2.3.        Payment Dates....................................................................................-49-
3.3.          Fees.............................................................................................-50-
3.3.1.        Commitment Fee...................................................................................-50-
3.3.2.        Agents' and Lead Arranger's Fees.................................................................-50-
3.3.3.        Letter of Credit Face Amount Fee.................................................................-51-
3.3.4.        Letter of Credit Issuing Fee.....................................................................-51-

                                                     ARTICLE IV

                                       CERTAIN LIBO RATE AND OTHER PROVISIONS


4.1.          LIBO Rate Lending Unlawful.......................................................................-51-
4.2.          Deposits Unavailable.............................................................................-52-
4.3.          Increased LIBO Rate Loan Costs, etc..............................................................-52-
4.4.          Funding Losses...................................................................................-52-
4.5.          Increased Capital Costs..........................................................................-53-
4.6.          Taxes............................................................................................-53-
4.7.          Payments, Computations, etc......................................................................-55-
4.8.          Sharing of Payments..............................................................................-56-
4.9.          Setoff...........................................................................................-56-
4.10.         Replacement of Lenders...........................................................................-57-
4.11.         Use of Proceeds..................................................................................-57-

                                                      ARTICLE V

                                                CONDITIONS PRECEDENT


5.1.          Credit Extension.................................................................................-58-
5.1.1.        Resolutions, etc.................................................................................-58-
5.1.2.        Delivery of Notes................................................................................-58-

SECTION                                                                                                        PAGE
-------                                                                                                        ----

5.1.3.        Transaction Consummated..........................................................................-58-
5.1.4.        Payment of Outstanding Indebtedness, etc.........................................................-58-
5.1.5.        Subsidiary Guaranty..............................................................................-58-
5.1.6.        Closing Date Certificate.........................................................................-59-
5.1.7.        Transaction Documents, etc.......................................................................-59-
5.1.8.        Pledge Agreements................................................................................-59-
5.1.9.        Security Agreements..............................................................................-60-
5.1.10.       Financial Information, etc.......................................................................-60-
5.1.11.       Solvency, etc....................................................................................-61-
5.1.12.       Litigation.......................................................................................-61-
5.1.13.       Material Adverse Effect..........................................................................-61-
5.1.14.       Insurance........................................................................................-61-
5.1.15.       Opinions of Counsel..............................................................................-61-
5.1.16.       UCC Filing Service...............................................................................-61-
5.1.17.       Closing Fees, Expenses, etc......................................................................-62-
5.2.          All Credit Extensions............................................................................-62-
5.2.1.        Compliance with Warranties, No Default, etc......................................................-62-
5.2.2.        Credit Extension Request.........................................................................-63-
5.2.3.        Satisfactory Legal Form..........................................................................-63-

                                                     ARTICLE VI

                                           REPRESENTATIONS AND WARRANTIES


6.1.          Organization, etc................................................................................-63-
6.2.          Due Authorization, Non-Contravention, etc........................................................-64-
6.3.          Government Approval, Regulation, etc.............................................................-64-
6.4.          Validity, etc....................................................................................-64-
6.5.          Financial Information............................................................................-64-
6.6.          No Material Adverse Effect.......................................................................-65-
6.7.          Litigation, Labor Controversies, etc.............................................................-65-
6.8.          Subsidiaries; Investments........................................................................-65-
6.9.          Ownership of Properties..........................................................................-65-
6.10.         Taxes............................................................................................-65-
6.11.         Pension and Welfare Plans........................................................................-66-
6.12.         Environmental Warranties.........................................................................-66-
6.13.         Regulations U and X..............................................................................-68-
6.14.         Accuracy of Information..........................................................................-68-
6.15.         Solvency.........................................................................................-68-

SECTION                                                                                                        PAGE
-------                                                                                                        ----
                                                     ARTICLE VII

                                                     COVENANTS


7.1.          Affirmative Covenants............................................................................-69-
7.1.1.        Financial Information, Reports, Notices, etc.....................................................-69-
7.1.2.        Compliance with Laws, etc........................................................................-70-
7.1.3.        Maintenance of Properties........................................................................-70-
7.1.4.        Insurance........................................................................................-71-
7.1.5.        Books and Records................................................................................-71-
7.1.6.        Environmental Covenant...........................................................................-71-
7.1.7.        Future Subsidiaries..............................................................................-72-
7.1.8.        Future Leased Property and Future Acquisitions of Real Property;
              Future Acquisition of Other Property.............................................................-73-
7.1.9.        Use of Proceeds, etc.............................................................................-74-
7.1.10.       Mortgages, etc...................................................................................-74-
7.1.11.       Perfection of Non-U.S. Subsidiary Pledge.........................................................-75-
7.2.          Negative Covenants...............................................................................-75-
7.2.1.        Business Activities..............................................................................-75-
7.2.2.        Indebtedness.....................................................................................-75-
7.2.3.        Liens............................................................................................-76-
7.2.4.        Financial Covenants..............................................................................-78-
7.2.5.        Investments......................................................................................-78-
7.2.6.        Restricted Payments, etc.........................................................................-79-
7.2.7.        Capital Expenditures, etc........................................................................-81-
7.2.8.        Consolidation, Merger, etc.......................................................................-81-
7.2.9.        Asset Dispositions, etc..........................................................................-82-
7.2.10.       Modification of Certain Agreements...............................................................-82-
7.2.11.       Transactions with Affiliates.....................................................................-82-
7.2.12.       Negative Pledges, Restrictive Agreements, etc....................................................-82-
7.2.13.       Sale and Leaseback...............................................................................-83-
7.2.14.       Accounting Changes...............................................................................-83-

                                                    ARTICLE VIII

                                                 EVENTS OF DEFAULT


8.1.          Listing of Events of Default.....................................................................-83-
8.1.1.        Non-Payment of Obligations.......................................................................-83-
8.1.2.        Breach of Warranty...............................................................................-83-

SECTION                                                                                                        PAGE
-------                                                                                                        ----

8.1.3.        Non-Performance of Certain Covenants and Obligations.............................................-84-
8.1.4.        Non-Performance of Other Covenants and Obligations...............................................-84-
8.1.5.        Default on Other Indebtedness....................................................................-84-
8.1.6.        Judgments........................................................................................-84-
8.1.7.        Pension Plans....................................................................................-84-
8.1.8.        Control of the Borrower..........................................................................-85-
8.1.9.        Bankruptcy, Insolvency, etc......................................................................-85-
8.1.10.       Impairment of Security, etc......................................................................-85-
8.2.          Action if Bankruptcy.............................................................................-86-
8.3.          Action if Other Event of Default.................................................................-86-

                                                     ARTICLE IX

                                                     THE AGENTS


9.1.          Actions..........................................................................................-86-
9.2.          Funding Reliance, etc............................................................................-87-
9.3.          Exculpation......................................................................................-88-
9.4.          Successor........................................................................................-88-
9.5.          Loans or Letters of Credit Issued by the Issuer..................................................-89-
9.6.          Credit Decisions.................................................................................-89-
9.7.          Copies, etc......................................................................................-89-
9.8.          Documentation Agent..............................................................................-89-

                                                      ARTICLE X

                                              MISCELLANEOUS PROVISIONS


10.1.         Waivers, Amendments, etc.........................................................................-90-
10.2.         Notices..........................................................................................-91-
10.3.         Payment of Costs and Expenses....................................................................-91-
10.4.         Indemnification..................................................................................-92-
10.5.         Survival.........................................................................................-93-
10.6.         Severability.....................................................................................-93-
10.7.         Headings.........................................................................................-93-
10.8.         Execution in Counterparts, Effectiveness, etc....................................................-94-
10.9.         Governing Law; Entire Agreement..................................................................-94-
10.10.        Successors and Assigns...........................................................................-94-
10.11.        Sale and Transfer of Loans and Notes; Participations in Loans and Notes..........................-94-
10.11.1.      Assignments......................................................................................-94-

10.11.2.      Participations...................................................................................-96-
10.11.3.      Assignment of Registered Notes...................................................................-97-
10.12.        Other Transactions...............................................................................-97-
10.13.        Independence of Covenants........................................................................-97-
10.14.        Forum Selection and Consent to Jurisdiction......................................................-97-
10.15.        Waiver of Jury Trial.............................................................................-98-



ANNEX I             -      Scheduled Principal Repayments

SCHEDULE I          -      Disclosure Schedule
SCHEDULE II         -      Notice Information; Lending Offices; Percentages
                           Relating to Commitments

EXHIBIT A-1         -      Form of Revolving Note
EXHIBIT A-2         -      Form of Swing Line Note
EXHIBIT B-1         -      Form of Term A Note
EXHIBIT B-2         -      Form of Term B Note
EXHIBIT B-3         -      Form of Registered Note
EXHIBIT C           -      Form of Borrowing Request
EXHIBIT D           -      Form of Issuance Request
EXHIBIT E           -      Form of Continuation/Conversion Notice
EXHIBIT F           -      Form of Closing Date Certificate
EXHIBIT G           -      Form of Compliance Certificate
EXHIBIT H           -      Form of Subsidiary Guaranty
EXHIBIT I           -      Form of Solvency Certificates
EXHIBIT J           -      Form of Lender Assignment Agreement
EXHIBIT K-1         -      Form of Opinion of Special New York Counsel to the
                           Obligors
EXHIBIT K-2         -      Form of Opinion of Special Texas Counsel to the
                           Obligors
EXHIBIT L-1         -      Form of Borrower Pledge Agreement
EXHIBIT L-2         -      Form of Subsidiary Pledge Agreement
EXHIBIT M-1         -      Form of Borrower Security Agreement
EXHIBIT M-2         -      Form of Subsidiary Security Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of October 16, 2000, is made by and among W-H ENERGY SERVICES, INC., a Texas corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (each individually, a "Lender" and collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "Syndication Agent"), BANK ONE, NA, as the documentation agent (in such capacity, the "Documentation Agent") for the Lenders, and WELLS FARGO BANK TEXAS, N.A. ("Wells Fargo"), as administrative agent (the "Administrative Agent") for the Lenders.


                                   WITNESSETH:

         WHEREAS, the Borrower is primarily engaged through its various Subsidiaries in the business of providing rental equipment and specialized services and products in the oil and gas exploration and production and the refining/petrochemical industries;

         WHEREAS, the Borrower intends on refinancing (the "Refinancing") existing Indebtedness of it and its Subsidiaries of approximately $227,500,000, together with related fees and expenses of approximately $20,000,000, with the gross proceeds from

                  (a) an initial public offering of its voting Capital Stock (the "Initial Public Offering") of approximately $165,000,000; and

                  (b) borrowings of approximately $80,000,000 under a senior secured credit facility;

         WHEREAS, in order to consummate the Refinancing and the payment of such related fees and expenses (the Refinancing, the Initial Public Offering, the payment of such related fees and expenses, the initial Credit Extension and any and all transactions related thereto are collectively referred to as the "Transaction"), and to provide for the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries (after giving effect to the Transaction) (including Capital Expenditures and Permitted Acquisitions), the Borrower desires to obtain from the Lenders (a) a Term A Loan Commitment; (b) a Term B Loan Commitment; (c) a Revolving Loan Commitment (to include availability for Revolving Loans, Letters of Credit and Swing Line Loans); (d) a Letter of Credit Commitment (which shall be a sub-facility of the Revolving Loan Commitment); and (e) Swing Line Loan Commitment (which shall be a sub-facility of the Revolving Loan Commitment);

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments, make such Loans to the Borrower and issue (or participate in) such Letters of Credit; and

         WHEREAS, the proceeds of the Credit Extensions will be used for the purposes set forth in Section 7.1.9;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition Arrangements" means with respect to any Prior Acquisition or Permitted Acquisition, (i) any non-recurring compensation expense related to repurchase options, warrants and restricted shares associated therewith or (ii) any deferred or contingent acquisition consideration (including stock appreciation rights, phantom stock, non-competition agreements and earn-out agreements and other equity incentive or bonus arrangements).

         "Additional Term A Loan" is defined in clause (b) of Section 2.1.1.

         "Additional Term A Loan Commitment" is defined in Section 2.2.2.

         "Additional Term A Loan Commitment Amount" is defined in Section 2.2.2.

         "Additional Term A Loan Commitment Termination Date" means, with respect to any Additional Term A Loan Commitment, the earliest of (a) any date agreed by the Borrower, the Lender providing such Additional Term A Loan Commitment and the other Lenders providing related Additional Term A Loan Commitments, (b) the date upon which Additional Term A Loans in an aggregate principal amount equal to the related Additional Term A Loan Commitment Amount shall have been made (immediately after the making of such Additional Term A Loans on such date) and (c) the date on which any Commitment Termination Event occurs.

         "Additional Term B Loan" is defined in clause (d) of Section 2.1.1.

         "Additional Term B Loan Commitment" is defined in Section 2.2.2.

         "Additional Term B Loan Commitment Amount" is defined in Section 2.2.2.

         "Additional Term B Loan Commitment Termination Date" means, with respect to any Additional Term B Loan Commitment, the earliest of (a) any date agreed by the Borrower, the Lender providing such Additional Term B Loan Commitment and the other Lenders providing related Additional Term B Loan Commitments, (b) the date upon which Additional Term B Loans in an aggregate principal amount equal to the related Additional Term B Loan Commitment Amount shall have been made (immediately after the making of such Additional Term B Loans on such date) and (c) the date on which any Commitment Termination Event occurs.

         "Additional Term Loan Commitment" means an Additional Term A Loan Commitment or an Additional Term B Loan Commitment.

         "Additional Term Loan Commitment Amount" means an Additional Term A Loan Commitment Amount or an Additional Term B Loan Commitment Amount.

         "Additional Term Loan Commitment Termination Date" means an Additional Term A Loan Commitment Termination Date or an Additional Term B Loan Commitment Termination Date.

         "Additional Term Loans" means, collectively, Additional Term A Loans and Additional Term B Loans.

         "Administrative Agent" is defined in the preamble, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Administrative Agent Fee Letter" means the confidential fee letter, dated as of October 13, 2000, between Wells Fargo and the Borrower.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" or "Agents" means, collectively, the Syndication Agent and the Administrative Agent.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest in effect for such day as publicly announced or established from time to time by the Administrative Agent or if not so publicly announced or established by the Administrative Agent, the prime rate as set forth in The Wall Street Journal on such date, and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Annualized" means, (i) with respect to the end of the first full Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrower to occur after the Closing Date, the sum of the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrower to occur after the Closing Date, the sum of the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by 1.3333.

         "Applicable Commitment Fee" means in respect of the Revolving Loan Commitment (a) at all times from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (b) for each day thereafter, a fee which shall accrue at a rate per annum determined by reference to the Leverage Ratio for the Fiscal Quarter last ended and the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":

                                                 Applicable
           Leverage Ratio                      Commitment Fee
           --------------                      --------------
           > or = to 1.50:1                        0.500%

                   < 1.50:1                        0.375%

The Leverage Ratio used to compute the Applicable Commitment Fee shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective as of the date of delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause
(c) of Section 7.1.1; provided, however, that if the Borrower fails to deliver a

Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1, the Applicable Commitment Fee for the period from and including the first day after the date on which such Compliance Certificate as required to be delivered to, but not including the date of the delivery thereof shall conclusively be equal to 0.500%.

         "Applicable Margin" means at all times during the applicable periods set forth below,

                  (a) with respect to the unpaid principal amount of each Term B Loan maintained as (i) a Base Rate Loan, 2.25% per annum and (ii) a LIBO Rate Loan, 3.25% per annum; and

                  (b) with respect to the unpaid principal amount of each Revolving Loan, each Swing Line Loan (each of which shall be borrowed and maintained only as a Base Rate Loan) and each Term A Loan maintained as (i) a Base Rate Loan, (x) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, 1.75% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Revolving Loans and Term A Loans maintained as Base Rate Loans and Swing Line Loans", and (ii) a LIBO Rate Loan, (x) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, 2.75% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Revolving Loans and Term A Loans maintained as LIBO Rate Loans":

                                      Applicable Margin For Revolving Loans,
                                Term A Loans and Swing Line Loans Maintained as:

            Leverage Ratio           Base Rate Loans     LIBO Rate Loans
            --------------           ---------------     ---------------
           > or = to 3.00:1                2.00%              3.00%
     > or = to 2.50:1 and < 3.00:1         1.75%              2.75%
     > or = to 2.00:1 and < 2.50:1         1.50%              2.50%
     > or = to 1.50:1 and < 2.00:1         1.25%              2.25%
     > or = to 1.00:1 and < 1.50:1         1.00%              2.00%
               < 1.00:1                    0.75%              1.75%.


The Leverage Ratio used to compute the Applicable Margin for Revolving Loans, Swing Line Loans and Term A Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Revolving Loans, Swing Line Loans or Term A Loans resulting from a change in the Leverage Ratio shall become effective as of the end of the Fiscal Quarter immediately preceding the delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1; provided, however, that if the Borrower fails to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1, the Applicable Margin for the period from and including the first day after the date on which such Compliance Certificate as required to be delivered to, but not including, the date of the delivery thereof shall conclusively be equal to the highest Applicable Margin set forth in the applicable table for Loans of the same Type and Tranche.

         "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.

         "Available Amount" means, on any date (the "Availability Date"), an amount equal to the excess on such date of

                  (a)  the sum of

                           (i) 50% of Net Income of the Borrower and its
                  Subsidiaries for the period from the Closing Date through the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to clause (c) of Section 7.1.1, a Compliance Certificate was delivered, plus

                           (ii) Net Issuance Proceeds received by the Borrower
                  for the period from (but not including) the Closing Date through the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to clause (c) of
                  Section 7.1.1, a Compliance Certificate was delivered,

over

                  (b)  the sum of

                           (i) the aggregate amount of Investments made pursuant
                  to clause (g) of Section 7.2.5 which constituted usage of the Available Amount prior to the Availability Date,

         plus

                           (ii) the aggregate amount of Restricted Payments made
                  pursuant to clause (d) of Section 7.2.6 which constituted usage of the Available Amount prior to the Availability Date.

         "Base Financial Statements" is defined in clause (a) of Section 5.1.10.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to clause (a) of
Section 5.1.8, substantially in the form of Exhibit L-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.9, substantially in the form of Exhibit M-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, Houston, Texas or San Francisco, California; and

                  (b) relative to making, continuing, converting into, Interest Periods with respect to and payments of principal and interest in respect of, LIBO Rate Loans, any day referred to in clause (a) above on which dealings in Dollars are carried on in the London interbank market.

         "Capital Expenditures" means, with respect to any Person for any period, the sum (without duplication) of

                  (a) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period;

provided, however, that "Capital Expenditures" shall not include for any period (without duplication), (i) expenditures for the purchase of replacement assets using (x) Net Disposition Proceeds as permitted under clause (b) of Section
3.1.1 or (y) Casualty Proceeds as permitted under clause (d) of Section 3.1.1;
(ii) if expended within one year of receipt of the applicable proceeds the amount of expenditures for the purchase of replacement assets relating to "lost-in-hole" assets or damaged beyond repair or not returned, in each case using proceeds received in respect of such loss; and (iii) with respect to the trade-in of replaced assets, the trade-in value of such assets.

         "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all member interests or other limited liability company interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

         "Capitalized Lease Liabilities" means with respect to any Person for any applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P's or P-l by Moody's, or

                           (ii)  any Lender (or its holding company);

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that is a member
                  of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii)  any Lender;

                  (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in any of clauses (a) through (c); and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                  (e) money market funds (x) with a commercial banking institution of the stature referred to in clause (c), (y) having no restrictions on liquidation rights and (z) whose sole investments are comprised of investments permitted under clauses (a) through (d).

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

         "Change in Control" means

                  (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Jordan Investors) (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total then outstanding voting power of the Voting Stock of the Borrower or (ii) has the right or the ability by voting right, contract or otherwise to direct or control, directly or indirectly, the management or policies of the Borrower; or

                  (b) during any period of thirty-six months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new or replacement directors whose election or appointment by such board of directors, or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of 51% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

         "Chief Financial Authorized Officer" means, as the context may require, the chief financial Authorized Officer of the Borrower.

         "Closing Date" means the date of the initial Credit Extension, which shall be a Business Day occurring not later than October 26, 2000.

         "Closing Date Certificate" means a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit F hereto, delivered pursuant to Section 5.1.6.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, (a) a Lender's Initial Term A Loan Commitment, Initial Term B Loan Commitment, Additional Term A Loan Commitment, Additional Term B Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (b) the Swing Line Lender's Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Initial Term A Loan Commitment Amount, the Initial Term B Loan Commitment Amount, any Additional Term A Loan Commitment Amount, any Additional Term B Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date, the Term A Loan Commitment Termination Date or the Term B Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or any Subsidiary; or

                  (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by the Chief Financial Authorized Officer of the Borrower, substantially in the form of Exhibit G hereto.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Credit Extension" means, as the context may require

                  (a)  the making of any Loan by a Lender, or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Current Assets" means, on any date with respect to any Person, without duplication, all assets (other than cash) which, in accordance with GAAP consistently applied, would be included as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date as current assets.

         "Current Liabilities" means, on any date with respect to any Person, without duplication, all amounts which, in accordance with GAAP (consistently applied), would be included as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date, excluding current maturities of Indebtedness.

         "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b) (to the extent of any unreimbursed drawings under letters of credit), (c) and (f) (limited to the amount of the recourse to the property in respect thereof, but excluding all operating leases) of the definition of "Indebtedness" plus (without duplication) the aggregate amount of all Contingent Liabilities to the extent covering or supporting the principal amount of any such Indebtedness.

         "Debt Service Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a)  EBITDA for such period;

to

                  (b) the sum of (i) the mandatory scheduled principal payments of Debt due within twelve months of such period and (ii) cash Interest Expense for such period;

provided that if, during any such period, the Borrower or any of its Subsidiaries shall have made one or more acquisitions (including Permitted Acquisitions or Prior Acquisitions) or dispositions, the Debt Service Coverage Ratio for such period shall be calculated on a Pro Forma Basis as if each such acquisition or disposition had been made on the first day of such period.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disbursement Due Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached as
Schedule I hereto, as such Disclosure Schedule may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

         "Documentation Agent" is defined in the preamble.

         "DLJ" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "EBITDA" means, with respect to the Borrower and its Subsidiaries for any applicable period, the sum (without duplication), determined on a consolidated basis, of

                  (a)  Net Income,

plus

                  (b) the amount deducted in determining Net Income representing non-cash charges, including depreciation and amortization,

plus

                  (c) the amount deducted in determining Net Income representing income tax expense (whether paid or deferred),

plus

                  (d) the amount deducted in determining Net Income representing Interest Expense, plus

                  (e) the amount deducted in determining Net Income representing Non-Recurring Costs,

minus

                  (f) an amount equal to all non-cash credits included in determining Net Income.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Institution" means a financial institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose long-term certificate of deposit or long-term senior unsecured debt is rated "BBB" or higher by S&P and "Baa2" or higher by Moody's or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Environmental Laws" means all applicable federal, state or local statutes, laws (including common law), ordinances, codes, rules, regulations, permits, licenses, administrative authorizations, guidelines, and requirements (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries for any applicable period, the excess (if any), of

                  (a)  EBITDA for such applicable period;

over

                  (b) the sum, without duplication, for such applicable period on a consolidated basis of

                           (i) the cash portion of Interest Expense actually
                  paid during such applicable period;

         plus

                           (ii) scheduled payments and optional and mandatory
                  prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including payments under Capitalized Lease Liabilities), and mandatory prepayments of the principal amount of the Revolving Loans pursuant to Section 3.1.1, in each case for such applicable period;

         plus

                           (iii) all federal, state and foreign income taxes
                  actually paid in cash during such applicable period;

         plus

                           (iv) Capital Expenditures actually made during such
                  applicable period pursuant to Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to
                  Section 7.2.2(e) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

         plus

                           (v) the amount of the net increase (or minus in the
                  case of a net decrease) of Current Assets over Current Liabilities of the Borrower and its Subsidiaries for such applicable period;

         plus

                           (vi) Investments (including transaction costs related
                  thereto) permitted and actually made pursuant to clauses (d),
                  (g) and (h) of Section 7.2.5 during such applicable period and payments actually made during such applicable period pursuant to Acquisition Arrangements;

         plus

                           (vii) the amount of Non-Recurring Costs actually paid
                  in cash and added to Net Income in determining EBITDA for such applicable period;

         plus

                           (viii) the amount of Restricted Payments actually
                  made in cash pursuant to clause (d) of Section 7.2.6 during such applicable period.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means the Administrative Fee Letter and the Syndication Agent Fee Letter.

         "Filing Agent" is defined in Section 5.1.16.

         "Filing Statements" is defined in Section 5.1.16.

         "Fiscal Month" means any fiscal month of a Fiscal Year of the Borrower.

         "Fiscal Quarter" means any quarter of a Fiscal Year of the Borrower.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31, and all references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Form UCC-1 Financing Statements" is defined in clause (a) of Section 5.1.9.

         "Form UCC-3 Termination Statements" is defined in clause (b) of Section 5.1.9.

         "Form UCC-11 Requests" is defined in clause (c) of Section 5.1.9.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all Indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements but excluding ordinary course operating leases), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Initial Public Offering" is defined in clause (a) of the second recital.

         "Initial Term A Loan" is defined in clause (a) of Section 2.1.1.

         "Initial Term A Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term A Loans pursuant to clause (a) of Section 2.1.1.

         "Initial Term A Loan Commitment Amount" means $40,000,000.

         "Initial Term A Loan Commitment Termination Date" means the earliest of

                  (a) October 26, 2000, if the Initial Term A Loans have not been made on or prior to such date;

                  (b) the Closing Date (immediately after the making of the Initial Term A Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

         "Initial Term A Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit B-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Initial Term B Loan" is defined in clause (a) of Section 2.1.1.

         "Initial Term B Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term B Loans pursuant to clause (a) of Section 2.1.1.

         "Initial Term B Loan Commitment Amount" means $35,000,000.

         "Initial Term B Loan Commitment Termination Date" means the earliest of

                  (a) October 26, 2000, if the Initial Term B Loans have not been made on or prior to such date;

                  (b) the Closing Date (immediately after the making of the Initial Term B Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

         "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and other deferred financing costs incurred in connection with the Transaction, the Prior Acquisitions or any Permitted Acquisitions.

         "Interest Period" means, as to any LIBO Rate Loan, the period commencing on the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan and ending on the date which is one, two, three, six or, if then generally available to all Lenders having a Revolving Loan Commitment, nine or twelve months thereafter, in each case as the Borrower may select in its Borrowing Request or its Conversion/Continuation Notice; provided, however, that

                  (a) no more than 10 Interest Periods shall be in effect at any one time;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall extend to the next following Business Day, unless the result of such extension would be to carry such Interest Period into the next calendar month, in which case such Interest Period shall end on the preceding Business Day; and

                  (d) no Interest Period for any Loan may extend beyond the Stated Maturity Date for such Loan;

provided further, however, that with respect to each Borrowing of Additional Term Loans of any Tranche, the initial Interest Period (or, if there shall be more than one Interest Period then in effect in respect of outstanding Term Loans of such Tranche, initial Interest Periods) in respect of the Loans constituting such Borrowing shall be the period (or periods) commencing on (and including) the Business Day on which such Borrowing is made and ending on (and including) the last day (or days) of the Interest Period (or Interest Periods) applicable to Term Loans of such Tranche then outstanding (with, if there is more than one Interest Period with respect to outstanding Term Loans of such Tranche then in effect, the aggregate principal amount of such Additional Term Loans with initial Interest Periods ending on the last day of each such Interest Period being in proportion to the aggregate principal amount of the outstanding Term Loans of such Tranche having Interest Periods ending on such day).

         "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business) and (ii) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person).

         "Issuance Request" means a Letter of Credit request and certificate duly executed by the Chief Executive, accounting or Financial Authorized Officer of the Borrower, in substantially the form of Exhibit D attached hereto.

         "Issuer" means, collectively, Wells Fargo, in its individual capacity hereunder as the issuer of the Letters of Credit, and any other Lender that has agreed to issue one or more Letters of Credit at the request of the Administrative Agent (which shall, at the Borrower's request, notify the Borrower from time to time of the identity of such other Lender).

         "Jordan Investors" means W-H Investment, L.P. and W-H Investment II, G.P., and each of their respective partners and their respective Affiliates, family members and trusts for the benefit of such partners and/or their family members.

         "Lead Arranger" means DLJ Capital Funding, Inc.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble.

         "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Office" or "LIBOR Office", as the case may be, on Schedule II, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" is defined in Section 2.1.3.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise);

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a) total Debt of the Borrower and its Subsidiaries on a consolidated basis outstanding at such time;

to

                  (b) EBITDA for the period consisting of such Fiscal Quarter and the immediately three preceding consecutive Fiscal Quarters;

provided that if, during any such period, the Borrower or any of its Subsidiaries shall have made one or more acquisitions (including Permitted Acquisitions and Prior Acquisitions) or dispositions, the Leverage Ratio for such period shall be calculated on a Pro Forma Basis as if each such acquisition or disposition had been made on the first day of such period.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100 of 1%) determined by the Administrative Agent as follows:

                LIBO Rate                                  LIBO Rate
                                      =         -------------------------------
            (Reserve Adjusted)                  1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for collateral purposes, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" means, as the context may require, a Revolving Loan, a Term A Loan, a Term B Loan or a Swing Line Loan of any type.

         "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Borrowing Request, each Issuance Request, the Fee Letters, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage, each Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Rate Protection Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein.

         "Marketable Securities" means "marketable securities" as defined under GAAP.

         "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Agents or the Lenders under this Agreement or any other Loan Document.

         "Material Subsidiary" means, at any time, each Subsidiary of the Borrower that

                  (a) accounts for (on a consolidated basis, including each of its Subsidiaries) at least 2% of the EBITDA of the Borrower and its Subsidiaries for the period consisting of the four most recently completed consecutive Fiscal Quarters, or

                  (b) accounts for (on a consolidated basis, including each of its Subsidiaries) at least 2% of the revenue of the Borrower and its Subsidiaries for the period consisting of the four most recently completed consecutive Fiscal Quarters, or

                  (c) has total assets (on a consolidated basis, including each of its Subsidiaries), as of the last day of such period, constituting in excess of 2% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower's most recent financial statements delivered pursuant clause (a) or (b) of Section 7.1.1 (it being acknowledged and understood that, in the event the determination of whether a Subsidiary is a Material Subsidiary is to be made on or about the date such Subsidiary was created or acquired (a "New Subsidiary"), such determination shall be made on a Pro Forma Basis as if such New Subsidiary were a Subsidiary of the Borrower at the commencement of such period for the purposes of clauses (a) and (b) above and on the last day of such period for the purposes of clause (c) above).

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Mortgage" means, collectively, each mortgage or deed of trust or leasehold mortgage that may be executed and delivered pursuant to Section 7.1.8, in form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2, including Refinancing Debt), the excess of:

                  (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, including fees and expenses under the TJC Transaction Advisory Agreement, in each case actually incurred in connection with such incurrence, sale or issuance.

         "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than as permitted pursuant to clause (a) of Section 7.2.9 or the proviso in the definition of "Capital Expenditures"), the excess of:

                  (a) the gross cash proceeds when received by such Person from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over

                  (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, including fees and expenses under the TJC Transaction Advisory Agreement, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale, transfer or other disposition, and (iii) payments made by the Borrower or any of its Subsidiaries to retire Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (b) of Section 3.1.1, as Net Disposition Proceeds.

         "Net Income" means, for any period, without duplication, the net income or net loss of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary gains and extraordinary losses.

         "Net Issuance Proceeds" means, with respect to the sale or issuance by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or its wholly-owned Subsidiaries) of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of the Parent or any of its Subsidiaries), the excess of:

                  (a) the gross cash proceeds received from such sale, exercise or issuance,

         over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, including fees and expenses under the TJC Transaction Advisory Agreement, in each case actually incurred in connection with such sale or issuance.

         "Non-Recurring Costs" means (i) non-recurring restructuring charges and reserves and other extraordinary charges, (ii) non-recurring fees, expenses and non-capitalized financing costs incurred in connection with permitted Refinancing Debt or the Transaction, Prior Acquisitions or any Permitted Acquisitions and (iii) amounts paid during such period pursuant to any Acquisition Arrangements.

         "Non-U.S. Subsidiary" means any Subsidiary other than a U.S.
Subsidiary.

         "Note" means, as the context may require, a Revolving Note, a Term A Note, a Term B Note, a Swing Line Note or a Registered Note.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

         "Obligor" means the Borrower or any other Person (other than the Agents, any Issuer or any Lender) obligated under, or otherwise a party to, any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

         "Participant" is defined in Section 10.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender with respect to any Loans, the applicable percentage relating thereto set forth opposite such Lender's name on Schedule II hereto; provided that, in each case, "Percentage" shall also include, relative to any Lender, the applicable percentage relating to Revolving Loans, Term A Loans or Term B Loans, as the case may be, as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11 or pursuant to Section 2.2.2. A Lender shall not have any Commitment to make Revolving Loans, Term A Loans or Term B Loans if its Percentage under the respective column heading is zero.

         "Permitted Acquisitions" is defined in clause (g) of Section 7.2.5.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement and/or the Subsidiary Pledge Agreement.

         "Prior Acquisition" means, as the context may require, (a) the transaction consummated pursuant to an Agreement and Plan of Recapitalization, dated as of August 11, 1997, among the Borrower, the stockholders of the Borrower named therein and W-H Investment, L.P., and (b) the acquisition by the Borrower, directly or indirectly through a Subsidiary, of all or substantially all of the assets or all of the outstanding Capital Stock of Agri-Empresa, Inc., a Texas corporation, Agri-Empresa Transportation, Inc., a Texas corporation, Lonestar Distribution, Inc., a Texas corporation, Superior Packaging & Distribution, Inc., a Texas corporation, Grinding & Sizing Company, Inc., a Texas corporation, Reliable Equipment, Inc., a Texas corporation, Houston Bagging and Blending, Inc., a Texas corporation, Integrity Industries, Inc., a Texas corporation, Diamond Wireline Services, Inc., a Texas corporation, Pathfinder Energy Services, Inc., a Louisiana corporation, Dyna Drill Technologies, Inc., a Texas corporation and W-H Drilling Solutions, Inc., a Texas corporation.

         "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.10.

         "Pro Forma Basis" means for the purposes of determining the Debt Service Coverage Ratio and the Leverage Ratio, giving pro forma effect to (a) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any related restructuring charges in respect of restructurings, consolidations, compensation or headcount reductions or other cost savings which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities

Act of 1933, as amended (the "Securities Act") or on a pro forma basis under GAAP, or (b) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancings were realized on the first day of the relevant period to the extent permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Debt Service Coverage Ratio (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (ii) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Quarterly Payment Date" means the last Business Day of each March, June, September, and December, commencing with December 31, 2000.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar, foreign exchange or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Refinancing" is defined in the second recital.

         "Refinancing Debt" means Indebtedness incurred in any refinancing of any existing Indebtedness (other than the Obligations); provided that such refinancing Indebtedness has, as compared to such existing Indebtedness, (a) an equal or greater weighted-average life, (b) an equal or greater maturity, (c) a right of payment that is subordinate to or pari passu with such existing Indebtedness, (d) terms and conditions (including those described in clauses (a) through (c)), taken as a whole, no less favorable to the Lenders and (e) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness).

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in Section 2.8(b).

         "Registered Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit B-3 hereto or in such other form agreed to by the Borrower and the applicable Lender holding the Loans evidenced by such promissory note (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans of a specific Tranche and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Registered Noteholder" means any Lender that is entered in the Register as the holder of a Registered Note.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time, (i) prior to the Closing Date, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Term A Loan Commitments and Term B Loan Commitments and (ii) on and after the Closing Date, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Restricted Payments" is defined in clause (c) of Section 7.2.6.

         "Revolving Loans" is defined in clause (a) of Section 2.1.2.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.3 or Section 2.6.1.

         "Revolving Loan Commitment Amount" means, on any date, $40,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) the fifth anniversary of the Closing Date;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2;

                  (c) the date on which any Commitment Termination Event occurs; and

                  (d) October 26, 2000, if no Term Loans have been made on or prior to such date.

         "Revolving Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

         "Secured Party" means, collectively, the Lenders, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement).

         "Security Agreement" means, as the context may require, the Borrower Security Agreement and/or the Subsidiary Security Agreement.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a) in the case of any Revolving Loan, October 16, 2005;

                  (b) in the case of any Term A Loan, October 16, 2005; and

                  (c) in the case of any Term B Loan, April 16, 2007.

         "Subordinated Debt" means all unsecured Indebtedness of any Obligor for money borrowed which is subordinated, upon terms satisfactory to the Agents and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Subsidiary Guarantor" means, on the Closing Date, each Subsidiary of the Borrower that has executed and delivered to the Administrative Agent the Subsidiary Guaranty, and thereafter, each U.S. Subsidiary of the Borrower that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to
Section 5.1.5 or clause (a) of Section 7.1.7, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to clause (c) of Section 5.1.8 or clause (b) of Section 7.1.7, substantially in the form of Exhibit L-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to
Section 5.1.9 or clause (a) of Section 7.1.7, substantially in the form of Exhibit M-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Swing Line Lender" means Wells Fargo, in its individual capacity hereunder as the lender of the Swing Line Loans, or any other Lender that has agreed to be the Swing Line Lender hereunder at the request of the Administrative Agent.

         "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

         "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.

         "Swing Line Loan Commitment Amount" means, on any date, $2,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble.

         "Syndication Agent Fee Letter" means the confidential fee letter, dated as of September 6, 2000, between DLJ and the Borrower.

         "Taxes" is defined in Section 4.6.

         "Term A Loan Commitments" means, collectively, the Initial Term A Loan Commitments and any Additional Term A Loan Commitments.

         "Term A Loans" means, collectively, the Initial Term A Loans and the Additional Term A Loans.

         "Term B Loan Commitments" means, collectively, the Initial Term B Loan Commitments and any Additional Term B Loan Commitments.

         "Term Loan Commitment Termination Date" means, as the context may require, the Initial Term A Loan Commitment Termination Date, the Initial Term B Loan Commitment Termination Date or any Additional Term Loan Commitment Termination Date.

         "Term B Loans" means, collectively, the Initial Term B Loans and the Additional Term B Loans.

         "Term B Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit B-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TJC Transaction Advisory Agreement" means the Amended and Restated TJC Transaction Advisory Agreement, dated as of March 26, 1999, and as amended from time to time in accordance with this Agreement, by and among TJC Management Corp., the Borrower, Agri-Empresa, Inc., Agri-Empresa Transportation, Inc., STG Transportation, Inc., Grinding and Sizing Company, Inc., Pathfinder Energy Services, Inc., Integrity Industries, Inc., Diamond Wireline Services, Inc., Drill Motor Services, Inc., Charles Holston, Inc., Thomas Energy Services, Inc., Well Safe, Inc. and any other companies acquired in connection with Permitted Acquisitions or Prior Acquisitions.

         "Total Exposure Amount" means, on any date of determination, the sum of the then outstanding principal amount of all Term Loans, the aggregate undrawn amount of any Additional Term Loan Commitments then outstanding and the then effective Revolving Loan Commitment Amount.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Tranche" means, as the context may require, the Term A Loans, the Term B Loans, the Revolving Loans or the Swing Line Loans.

         "Transaction" is defined in the third recital.

         "Transaction Documents" means the Form S-1 registration statement and the underwriting agreement related to the Initial Public Offering, and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished to or in connection with the Refinancing, the Initial Public Offering and the transactions contemplated thereby and hereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or any other Loan Document.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any applicable jurisdiction of the United States.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States.

         "Waiver" means any agreement in favor of the Administrative Agent for the benefit of the Lenders and each Issuer in form and substance reasonably satisfactory to the Agents.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         "Wells Fargo" is defined in the preamble.

         "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5(a); provided, however, that footnotes, year-end accruals and year-end adjustments to financial statements furnished pursuant to clause (a) of Section 7.1.1 need not be included therein. All computations hereunder and in any other Loan Document shall be made on a consolidated basis and without duplication.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Articles II and V), each Lender severally agrees as follows:

         SECTION 2.1.1. Term Loan Commitments.

                  (a) On the Closing Date, each Lender that has a Percentage in excess of zero of the Initial Term A Loan Commitment will make a loan (relative to such Lender, its "Initial Term A Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Initial Term A Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause referred to as its "Initial Term A Loan Commitment").

                  (b) On any date on or prior to the Additional Term A Loan Commitment Termination Date with respect to any Additional Term A Loan Commitment, each Lender that has a Percentage in excess of zero of such Additional Term A Loan Commitment will make a loan (each such loan an "Additional Term A Loan") to the Borrower equal to such Lender's Percentage of the aggregate Borrowing or Borrowings of Additional Term A Loans requested by the Borrower to be made on such date pursuant to such Additional Term A Loan Commitment.

                  (c) On the Closing Date, each Lender that has a Percentage in excess of zero of the Initial Term B Loan Commitment, will make a loan (relative to such Lender, its "Initial Term B Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Initial Term B Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause referred to as its "Initial Term B Loan Commitment").

                  (d) On any date on or prior to the Additional Term B Loan Commitment Termination Date with respect to any Additional Term B Loan Commitment, each Lender that has a Percentage in excess of zero of such Additional Term B Loan Commitment will make a loan (each such loan an "Additional Term B Loan") to the Borrower equal to such Lender's Percentage of the aggregate Borrowing or Borrowings of Additional Term B Loans requested by the Borrower to be made on such date pursuant to such Additional Term B Loan Commitment.

No amounts paid or prepaid with respect to any Term Loan may be reborrowed.

         SECTION 2.1.2. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date,

                   (a) each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans; and

                   (b) the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The commitment of the Swing Line Lender described in this clause (b) is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby or documentary letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date that is not later than the earlier of (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

         SECTION 2.1.4. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to, and the Borrower shall not request that any Lender, make

                  (a) any Initial Term A Loan or Initial Term B Loan (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all the Initial Term A Loans or Initial Term B Loans (as the case may be) of such Lender would exceed such Lender's Percentage of the Initial Term A Loan Commitment Amount (in the case of Initial Term A Loans) or the Initial Term B Loan Commitment Amount (in the case of Initial Term B Loans);

                  (b) any Additional Term A Loan or Additional Term B Loan (as the case may be) pursuant to any Additional Term A Loan Commitment or Additional Term B Loan Commitment (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all Additional Term A Loans or Additional Term B Loans (as the case may be) of such Lender made pursuant to such Additional Term A Loan Commitment or Additional Term B Loan Commitment (as the case may be) would exceed such Lender's Percentage of the Additional Term A Loan Commitment Amount in respect of such Additional Term A Loan Commitment (in the case of Additional Term A Loans) or the Additional Term B Commitment Amount in respect of such Additional Term B Commitment (in the case of Additional Term B Loans);

                  (c) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans (i) of all the Lenders with Revolving Loan Commitments, together with the Letter of Credit Outstandings and the outstanding principal amount of all Swing Line Loans, would exceed the then existing Revolving Loan Commitment Amount, or (ii) of such Lender with a Revolving Loan Commitment, together with such Lender's Percentage of the Letter of Credit Outstandings and such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount and such Lenders' Percentage of the outstanding principal amount of all Swing Line Loans; or

                  (d) any Swing Line Loan if, after giving effect thereto, (x) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount, or (y) the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Swing Line Loans and Revolving Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

         SECTION 2.2. Changes in Commitment Amount. The Borrower may reduce any Commitment Amount, request to increase the Revolving Loan Commitment Amount or request Additional Term Loan Commitments in each case as set forth below.

         SECTION 2.2.1. Reduction of Commitment Amounts.

                  (a) The Borrower may, from time to time on any Business Day occurring after the time of the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that all such reductions (i) shall be permanent and (ii) to the extent such reduction in the Commitment Amount requires a mandatory prepayment of Revolving Loans pursuant to clause (f) of Section 3.1.1 (x) in the case of prepayments of Base Rate Loans, shall require at least one Business Day's prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 or (y) in the case of prepayments of LIBO Rate Loans, shall require at least three Business Days' prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

                  (b) Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

         SECTION 2.2.2. Increases in Revolving Loan Commitment Amount; Additional Term Loan Commitments. At any time that no Default has occurred and is continuing, and prior to the Revolving Loan Commitment Termination Date, the Borrower may notify the Agents in writing that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other Eligible Institutions not then a party to this Agreement provide up to an aggregate amount of $15,000,000 in additional Revolving Loan Commitments and/or commitments to make Term A Loans (any such commitment, an "Additional Term A Loan Commitment"; and the aggregate amount thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, an "Additional Term A Loan Commitment Amount") and/or Term B Loans (any such commitment, an "Additional Term B Loan Commitment"; and the aggregate amount thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, an "Additional Term B Loan Commitment Amount"); provided, however, that each such additional Commitment shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof or if less, the excess of $15,000,000 over the aggregate amount of such additional Commitments accepted in accordance with the terms of this Section. Upon receipt of such notice, the Syndication Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Institutions to provide such additional Commitments; provided, however, that the Syndication Agent will first offer each of the Lenders that then has a Percentage in excess of zero with respect to the applicable Tranche a pro rata portion of any such additional Commitments. Alternatively, DLJ may commit to provide the full amount of the requested additional Commitments and then offer portions of such additional Commitments to the Lenders or other Eligible Institutions, subject to the proviso to the immediately preceding sentence. Nothing contained in this Section or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Commitments. If and to the extent that any Lenders and/or other Eligible Institutions agree, in their sole discretion, to severally provide any such additional Commitments, (i) in the case of any Additional Term A Loan Commitment or Additional Term B Loan Commitment, upon the making of any Additional Term Loans pursuant to such Additional Term Loan Commitment, the Administrative Agent will adjust the amortization schedule referenced in clause (e) of Section 3.1.1, so that the Borrower will repay an additional amount on each Quarterly Payment Date occurring subsequent to the making of such Additional Term Loans equal to the product of (x) a fraction (1) the numerator of which is the amount of Initial Term Loans of the applicable Tranche would have otherwise been due on such Quarterly Payment Date (without giving effect to any adjustment made to the amount of Initial Term Loans due on such Quarterly Payment Date as a result of any mandatory or voluntary prepayment) and (2) the denominator of which is the aggregate amount of all outstanding Initial Term Loans multiplied by (y) the aggregate principal amount of such Additional Term Loans (provided that in any event any such Additional Term Loans outstanding on the Stated Maturity Date for the applicable Tranche shall be due on such Stated Maturity Date), (ii) in the case of an increase in the Revolving Loan Commitment Amount, (A) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (B) the Percentages of the respective Lenders in respect of the increased Revolving Loan Commitment Amount shall be proportionally adjusted (provided, however, that the amount equal to the adjusted Percentage of a Lender in respect of Revolving Loans multiplied by the Revolving Loan Commitment Amount as increased pursuant to clause (A) may not exceed the amount equal to the Percentage of such Lender in respect of Revolving Loans immediately prior to any adjustment made pursuant to this clause (B) multiplied by the Revolving Loan Commitment Amount immediately prior to the corresponding increase thereof pursuant to clause (A) without the consent of such Lender) and such adjustment shall be recorded in the Register and (C) at such time and in such manner as the Borrower and the Syndication Agent shall agree (it being understood that the Borrower and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender with a Percentage in excess of zero of the Revolving Loan Commitment to conform to its Percentage of the Revolving Loan Commitment and (iii) the Borrower shall execute and deliver any additional Notes, other amendments or modifications to any Loan Document, and any other certificates, consents or legal opinions as the Agents may reasonably request. Notwithstanding anything to the contrary in this Section, the interest applicable to any Additional Term Loan of either type shall not exceed the rate of interest applicable to the Initial Term B Loans of such type by more than 25 basis points.

         SECTION 2.3. Borrowing Procedures and Funding Maintenance. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

         SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $500,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice to the Swing Line Lender on or before 1:00 p.m., San Francisco time, on the Business Day the proposed Swing Line Loan is to be made, promptly followed (within one Business
Day) by the delivery of a confirming Borrowing Request to the Swing Line Lender, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., San Francisco time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

         (b) If (i) any Swing Line Loan shall be outstanding on the last Business Day of any week, or (ii) any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 1:00 p.m. (San Francisco time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (c) In the event that the Borrower or any other Obligor is subject to any bankruptcy or insolvency proceedings as provided in Section 8.1.9, or if for any other reason Revolving Loans cannot be made or are unavailable, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans to LIBO Rate Loans) nor more than five Business Days' notice (in the case of all Loans) that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any Loans (other than Swing Line Loans) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or a LIBO Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate

Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 9:00 a.m., San Francisco time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the Borrower's account or for the account of any Subsidiary Guarantor and whose outstanding Capital Stock is pledged to the Administrative Agent for the benefit of the Lenders pursuant to a Pledge Agreement), in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of any Letter of Credit, and it shall be deemed to be an obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a wholly-owned U.S. Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof and the Issuer shall, subject to the terms and conditions hereof, including Article V, promptly (but in no event later than three Business Days after such notification) issue a Letter of Credit. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 9:00 a.m., San Francisco time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower shall be obligated to reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from and including the Disbursement Due Date to but excluding the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loan all of the statements set forth in Section 5.2.1 are true and correct.

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent such Lender has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Administrative Agent to the Borrower of the obligations of the Borrower under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each other Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any other Obligor or any such Lender, as the case may be.

         SECTION 2.7. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         SECTION 2.8. Registered Notes. (a) Any Lender may request the Borrower (through the Administrative Agent), and the Borrower agrees (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender on the date it becomes a Lender, Registered Note(s). Registered Notes may not be exchanged for Notes that are not Registered Notes.

         (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 2.8, to maintain a register (the "Register") on which it shall enter the name of the registered owner of the Loans evidenced by a Registered Note, the amount of such Loans, each repayment in respect of the principal amount of such Loans and, if such Loans are Revolving Loans, the Revolving Loan Commitment of the applicable Registered Noteholder. The entries in the Register shall be conclusive and binding absent manifest error, and the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Notes evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes; provided, however, that any failure to make any such recordation, or any error in such recordation, shall be corrected by the Administrative Agent upon notice or discovery thereof, but shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         (c) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable (but in any event not less than 5 Business Days) prior written notice.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) (x) any such prepayment of Term A Loans or Term B
                  Loans shall be made pro rata among Term A Loans or Term B Loans, as applicable, of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term A Loans or Term B Loans and (y) any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                           (ii) the Borrower shall comply with Section 4.4 in
                  the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                           (iii) all such voluntary prepayments of LIBO Rate
                  Loans shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent;

                           (iv) all such voluntary prepayments of Base Rate
                  Loans shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                           (v) all such voluntary partial prepayments shall be
                  in an aggregate minimum amount of $500,000 and an integral multiple of $100,000;

                  (b) shall, no later than one Business Day following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, however, that with respect to Net Disposition Proceeds in an aggregate amount not to exceed $10,000,000, no such prepayment shall be required under this clause if the Borrower informs the Agents no later than 60 days following the date of receipt by the Borrower or any of its Subsidiaries of such Net Disposition Proceeds of its or its Subsidiary's good faith intention to segregate and reinvest such Net Disposition Proceeds within 365 days of receipt by the Borrower or such Subsidiary, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2;

                  (c) shall, no later than ten Business Days following the date that the annual audited financial reports related to each Fiscal Year occurring subsequent to December 31, 2000 are required to be delivered pursuant to clause (b) of Section 7.1.1, deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of an amount equal to the Excess Cash Flow for such Fiscal Year, to be applied as set forth in Section 3.1.2; provided, however, that if the Leverage Ratio is less than 2.50:1 as of the end of the immediately preceding Fiscal Year, no such prepayment shall be required;

                  (d) shall, concurrently with the receipt of any Casualty Proceeds by the Borrower or any of its Subsidiaries in excess of $1,000,000 (individually or in the aggregate over the course of a Fiscal Year), deposit such Casualty Proceeds in an account maintained with the Administrative Agent and within 60 days following the receipt by the Borrower or any of its Subsidiaries of such Casualty Proceeds, direct the Administrative Agent to apply such Casualty Proceeds to prepay the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents no later than 60 days following the date of receipt by the Borrower or any of its Subsidiaries of such Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2;

                  (e) shall, on the Stated Maturity Date and on each Quarterly Payment Date, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans and Term B Loans in an amount equal to the applicable percentage of such principal amount as provided in the applicable table set forth in Annex I to this Agreement (as such principal amounts may have otherwise been reduced pursuant to this Agreement);

                  (f) shall, on each date when a reduction in the Revolving Loan Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory prepayment of Revolving Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced; and

                  (g) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or
         Section 8.3, repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to Section 8.3, only a portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Administrative Agent).

         SECTION 3.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

         (b) Each voluntary prepayment of Term Loans and each prepayment of Term Loans made pursuant to clauses (b), (c) and (d) of Section 3.1.1 shall be applied (i) first, on a pro rata basis, to the outstanding principal amount of all Term A Loans and Term B Loans and the remaining Term A Loan or Term B Loan amortization payments required pursuant to clause (e) of Section 3.1.1, until all such Term A Loans and Term B Loans have been paid in full; provided, however, that if the Borrower at any time elects in writing, in its sole discretion, to permit any Lender that has Term B Loans to decline to have such Term B Loans prepaid, then any Lender having Term B Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Term B Loans prepaid with the amounts set forth above, in which case 100% of the amounts that would have been applied to a prepayment of such Lender's Term B Loans shall instead be applied to a prepayment of the Term A Loans (until paid in full); and (ii) second, once all Term A Loans and Term B Loans have been repaid in full, all prepayments of Loans made pursuant to clauses (b), (c) and (d) of Section 3.1.1 shall be applied to the repayment of any outstanding Revolving Loans without a corresponding reduction of the Revolving Loan Commitment Amount.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise have been applicable to Base Rate Loans plus 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each date occurring at three month intervals after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date a commitment fee on such Lender's Percentage of the unused portion of the Revolving Loan Commitment Amount, whether or not then available, for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Revolving Loan Commitment for the purpose of calculating the commitment fees to be paid by the Borrower to the Lenders pursuant to this Section 3.3.1.

         SECTION 3.3.2. Agents' and Lead Arranger's Fees. The Borrower agrees to pay to

                  (a) the Syndication Agent and the Lead Arranger, for their own respective accounts, fees in the amounts and on the dates set forth in the Syndication Agent Fee Letter; and

                  (b) to pay the Administrative Agent, for its own account, an annual administration fee in the amounts and on the dates set forth in the Administrative Agent Fee Letter.

         SECTION 3.3.3. Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that has a Revolving Loan Commitment, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans, minus 1/8 of 1%. Such fee shall be payable by the Borrower in arrears each Quarterly Payment Date, and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.3.4. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but excluding) the date upon which such Letter of Credit expires, of .25% per annum of the face amount of such Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                  (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then, subject to the last paragraph of this Section 4.6, the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and, subject to the last paragraph of this Section 4.6, the Borrower shall promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall, subject to the last paragraph of this Section 4.6, indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) (i) United States Internal Revenue Service Form 4224 or Form 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes or (ii) in the case of any Lender that is organized under the laws of a jurisdiction other than the United States but is not legally entitled to deliver either an Internal Revenue Service Form 1001 or an Internal Revenue Service Form 4224, (A) Internal Revenue Service Forms W-8 (or successor forms), appropriately completed, and (B) a certificate of a duly authorized officer of such Lender to the effect that such Lender is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         The Borrower shall not be obligated to gross up any payments to any Lender or to indemnify any Lender pursuant to this Section 4.6 in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or certificates, as applicable to such Lender, pursuant to the penultimate paragraph of this Section 4.6, (ii) in the case of a Lender other than a Person that is a Lender (an

"Existing Lender") on the Effective Date (as defined below), such form or forms and/or certificates not establishing a complete exemption from U.S. federal withholding tax, (iii) the information or certifications made in any such form or forms and/or certificates by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iv) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation (other than any such designation of a successor lending office by an Existing Lender prior to the Effective Date); provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender and to indemnify any such Lender pursuant to this Section 4.6 in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or certificate or the failure of such form or forms or certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof (or, in the case of an Assignee Lender, occurring after the date such Assignee Lender is deemed to have become a party hereto pursuant to Section 10.11.1), which change rendered such Lender no longer legally entitled to deliver such form or forms or certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender or indemnify any such Lender pursuant to this Section 4.6 is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 9:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                  (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9, or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.2, 4.3, 4.5 or 4.6, or gives notice pursuant to
Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts that would otherwise be due pursuant to Section
4.4 if the Borrower were to prepay the Loans owing to such Subject Lender at the time of such assignment, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that
(i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus, unless otherwise paid by the Borrower, all other amounts (including the amounts demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

         SECTION 4.11. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with Section 7.1.9; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.1. Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and (iii) its Organic Documents, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. Delivery of Notes. The Agents shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

         SECTION 5.1.3. Transaction Consummated. (a) The Agents shall have received evidence satisfactory to each of them that the Initial Public Offering has been consummated in accordance with law and at least $150,000,000 of gross cash proceeds were received by the Borrower.

         (b) The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Refinancing of approximately $227,500,000 of Indebtedness of the Borrower and its Subsidiaries shall have been taken or completed in accordance with law and that the related fees and expenses of approximately $20,000,000, were paid.

         SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. Not in limitation but in furtherance of Section 5.1.3(b), all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (or shall be paid in full concurrently with receipt of the proceeds of the initial Credit Extension); all commitments thereunder shall have been permanently terminated; and all Liens securing payment of any such Indebtedness have been released and the Agents shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.5. Subsidiary Guaranty. The Agents shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary of the Borrower.

         SECTION 5.1.6. Closing Date Certificate. The Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by the chief executive, financial or accounting (or equivalent) Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects.

         SECTION 5.1.7. Transaction Documents, etc. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed copies of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. The Transactions Documents shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction as set forth in the Transaction Documents unless otherwise agreed to by the Required Lenders.

         SECTION 5.1.8. Pledge Agreements. The Agents shall have received executed counterparts of

                  (a) the Borrower Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Borrower, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Borrower, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and shall be pledged pursuant to the Borrower Pledge Agreement; and

                  (b) the Subsidiary Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Subsidiary of the Borrower (after giving effect to the Transaction) which in turn has any U.S. Subsidiary or U.S. Subsidiaries, together with the certificates evidencing all of the issued and outstanding shares owned by such Person of Capital Stock of each such indirect Subsidiary of such Person which shall be pledged pursuant to such Subsidiary Pledge Agreement and which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

provided, however, that neither the Borrower nor any of its U.S. Subsidiaries shall be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary to the extent any such pledge could be reasonably expected to result in an increase in the amount of United States federal income tax attributable to the operations of the Borrower and its Subsidiaries arising from the operation of Section 956 of the Code. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Agents shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

         SECTION 5.1.9. Security Agreements. The Agents shall have received executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Borrower and each of its U.S. Subsidiaries (after giving effect to the Transaction) together with

                  (a) executed copies of Uniform Commercial Code financing statements ("Form UCC-1 Financing Statements") suitable for filing and as may be acceptable to the Agents, naming the Borrower and each such Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents suitable for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements;

                  (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements ("Form UCC-3 Termination Statements"), if any, necessary to release all Liens and other rights of any Person securing any of the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with such other Form UCC-3 Termination Statements as the Agents may reasonably request from such Obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies ("Form UCC-11 Requests"), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Borrower or such Subsidiary (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 Requests or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreements).

         SECTION 5.1.10. Financial Information, etc. The Agents shall have received, with counterparts for each Lender,

                  (a) (i) the audited consolidated income and cash flow statements for each of the Fiscal Years ended December 31, 1997, December 31, 1998 and December 31, 1999, and the audited consolidated balance sheets of the Borrower and its Subsidiaries for each of the Fiscal Years ended December 31, 1998 and December 31, 1999; and (ii) the unaudited consolidated income and cash flow statements and balance sheets of the

         Borrower and its Subsidiaries for the six Fiscal Months ended June 30, 2000 (collectively, the "Base Financial Statements"); and

                  (b) a pro forma opening consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2000 (the "Pro Forma Balance Sheet"), certified by the Chief Financial Authorized Officer of the Borrower, giving effect to the consummation of the Transaction contemplated by this Agreement and reflecting the proposed legal and capital structure of the Borrower, which legal and capital structure shall be satisfactory in all respects to the Agents.

         SECTION 5.1.11. Solvency, etc. The Agents shall have received a Solvency Certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit I hereto, dated the date of the Closing Date, as to the solvency of the Borrower and its Subsidiaries, immediately after giving effect to the Transaction and the initial Credit Extension.

         SECTION 5.1.12. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) would contest the consummation of the Transaction or any of the other transactions contemplated hereby or (y) could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.13. Material Adverse Effect. Since December 31, 1999, there shall not have been any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.14. Insurance. The Agents shall have received satisfactory evidence of the existence of insurance in compliance with Section 7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Agents.

         SECTION 5.1.15. Opinions of Counsel. The Agents shall have received opinions, substantially in the forms of Exhibits K-1 and K-2 hereto, dated the Closing Date and addressed to the Agents and all Lenders, respectively from Mayer, Brown & Platt, special New York counsel to the Obligors, and Vinson & Elkins, special Texas counsel to the Obligors.

         SECTION 5.1.16. UCC Filing Service. All Form UCC-1 Financing Statements, Form UCC-3 Termination Statements or other similar financing or termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company (the "Filing Agent") reasonably acceptable to the Agents. The Filing Agent shall have acknowledged in writing reasonably satisfactory to the Agents and its counsel (i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing with appropriate filing offices therefor or will be submitted for filing in such appropriate offices within 10 days of the Closing Date and (iii) that the Filing Agent will notify the Agents and its counsel of the result of such submissions within 30 days of the Closing Date.

         SECTION 5.1.17. Closing Fees, Expenses, etc. The Agents and the Arranger shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable to the Agents, the Arranger and the Lenders, including pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Credit Extension) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall in each case be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7

                           (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect;

                  (c) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the Revolving Loan Commitment Amount then in effect; and

                  (d) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SECTION 5.2.2. Credit Extension Request. The Agents shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 5.2.1 are true and correct.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto each Agent, the Issuer and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of its
Subsidiaries:

                  (a) is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation;

                  (b) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to so qualify has not had, and could not reasonably be expected to have, a Material Adverse Effect; and

                  (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Lenders) on any of the Borrower's or any Obligor's properties.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

         SECTION 6.5. Financial Information. The Borrower has delivered to the Agents and each Lender copies of (a) the Base Financial Statements and (b) the Pro Forma Balance Sheet. Each of the financial statements described above has been prepared in accordance with GAAP consistently applied (in the case of clause (a)) and, in the case of clause (b), on a basis substantially consistent with the basis used to prepare the financial statements referred to in clause
(a), and (in the case of clause (a)) present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended and (in the case of clause (b)) include appropriate pro forma adjustments to give pro forma effect to the Transaction.

         SECTION 6.6. No Material Adverse Effect. Since December 31, 1999, there has been no event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, except as disclosed in
Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries; Investments. The Borrower has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule by their correct legal name, their jurisdiction of organization and the holders (and their respective percentage ownership) of the Capital Stock thereof as well as which Subsidiaries are Non-U.S. Subsidiaries; or

                  (b) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.8.

         SECTION 6.9. Ownership of Properties. (a) The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3 or except those Liens on such properties and assets which individually or in the aggregate do not exceed $5,000,000.

         (b) Except as set forth in Item 6.9 ("Real Property") of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries owns or leases any real property with a fair market value in excess of $2,000,000.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by them and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges (a) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (b) the non-payment of which individually or in the aggregate does not exceed $5,000,000.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an aggregate amount not to exceed $5,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty in an aggregate amount not to exceed $5,000,000. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA in excess of $5,000,000 in the aggregate.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule or with respect to matters which individually or in the aggregate do not exceed $5,000,000:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Borrower
                  or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) no facilities or property (including, without limitation, underlying soils and groundwater) owned or leased by the Borrower or any of its Subsidiaries were or are contaminated by Hazardous Materials at levels that are in excess of levels in regulations, policies, guidances or any other written guideline by any governmental agency, at or above which clean-up or other remediation is warranted;

                  (e) no facilities or property (including, without limitation, underlying soils and groundwater) owned or leased by the Borrower or any of its Subsidiaries is the subject of monitoring, assessment or remediation for contamination by Hazardous Materials;

                  (f) there is no off-site environmental contamination from or allegedly from facilities or property (including, without limitation, underlying soils and groundwater) owned or leased by the Borrower or any of its Subsidiaries;

                  (g) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (h) neither the Borrower nor any of its Subsidiaries, in transporting waste, has selected the disposal site where the wastes of their respective customers (other than the wastes of the Borrower or any of its Subsidiaries) have been disposed or has paid the disposal fee for their customers' wastes;

                  (i) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (j) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (k) there have not previously been nor are there now any above ground storage tanks or underground storage tanks on property owned by the Borrower or any of its Subsidiaries that have leaked or otherwise released Hazardous Materials into the environment;

                  (l) no facilities or property owned or leased by the Borrower or any of its Subsidiaries used, use or contain a septic tank, cesspool, leaching field, or french drain for disposal of waste waters other than sewage and other human wastes;

                  (m) no facilities or property owned or leased by the Borrower or any of its Subsidiaries used, use or contain an underground injection well for disposal of waste waters, other than salt water as authorized by Environmental Law;

                  (n) the drinking water at all property owned or leased by the Borrower or any of its Subsidiaries has met and meets the criteria promulgated under the Safe Drinking Water Act;

                  (o) neither Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (p) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

                  (q) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.13. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously, taken as a whole, furnished by or on behalf of the Borrower in writing to the Agents, the Lead Arranger or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agents, the Lead Arranger or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents and each such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 6.15. Solvency. The incurrence by the Borrower of the Loans made on the Closing Date, the execution and delivery by the existing Subsidiary Guarantors of the Subsidiary Guaranty, and the application of the proceeds of the Credit Extensions will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the making of the Loans made on such date and all transactions related thereto, the Borrower and each Subsidiary Guarantor is Solvent.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and a consolidated statement of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the Chief Financial Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower, a copy of the annual consolidated audit report for such Fiscal Year for the Borrower (including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year), in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agents and the Required Lenders by an independent public accountant acceptable to the Agents and the Required Lenders;

                  (c) on the date any financial statements are to be delivered under clause (a) or (b) above, a certificate, executed by the Chief Financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

                  (d) as soon as possible and in any event within ten days after the Borrower has knowledge of the occurrence of each Default, a statement of the Chief Financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within ten days after
         (x) the occurrence of any adverse development which is known to the Borrower with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (h) promptly when available and in any event within 60 days following the end of each Fiscal Year of the Borrower, a budget for the next Fiscal Year of the Borrower, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the Borrower; and

                  (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the

Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable and except where the failure to do so would not have an adverse effect and taken together would not have a Material Adverse Effect.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and consistent with past practices of the Borrower and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 7.1.5. Books and Records. (a) The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals (but in any event no more than twice in any twelve-month period unless a Default or an Event of Default shall have occurred and be continuing), to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Agents, the Issuer and each Lender or their representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. If a Default under Section 8.1.1 shall exist and be continuing, the Borrower, upon payment default shall pay any fees of such independent public accountant incurred in connection with the Issuer's, any Agent's or any Lender's (one accounting firm for all the Lenders) exercise of its rights pursuant to this Section, upon payment Default.

         (b) Upon reasonable notice to the Borrower, and in any event no more than once per annum, the Administrative Agent shall have the right to conduct an appraisal, investigation and review of all or any portion of the collateral (as such term or similar term is defined in the Loan Documents); provided, that all costs and expenses associated therewith shall be for the account of the Lenders, except following the occurrence and during the continuation of an Event of Default, at which time such reasonable costs and expenses shall be for the account of the Borrower.

         SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, obtain and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and be in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws;

                  (c) diligently and prudently assess the status of environmental compliance and safety procedures by the Borrower and each of its Subsidiaries and take such steps related to environmental cleanup and remediation and institute and continue preventative and safety measures, which in each case are necessary or prudent and reasonable in order to avoid, individually or in the aggregate, a Material Adverse Effect; and

                  (d) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Subsidiary of the Borrower (including pursuant to a Permitted Acquisition), or upon a Subsidiary of the Borrower that was previously not a Material Subsidiary becoming a Material Subsidiary, or upon the Borrower or any Subsidiary of the Borrower acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Agents of such event, and

                  (a) the Borrower shall promptly (but in any event within 10 days) cause each such Subsidiary that is a U.S. Subsidiary and a Material Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Material Subsidiary owns or leases any real property with a fair market value in excess of $2,000,000 a Mortgage, to be delivered within 60 days), together with acknowledgment copies of all Form UCC-1s executed and delivered by such Material Subsidiary naming it as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the UCC and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be; and

                  (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of any such Subsidiary that is a Material Subsidiary owned by the Borrower or any U.S. Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Subsidiary Guaranty or a supplement to the Security Agreement, nor will the Borrower or any U.S. Subsidiary of the Borrower be required to deliver a pledge pursuant to a Pledge Agreement or a supplement thereto in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary to the extent any such pledge could be reasonably expected to result in an increase in the amount of United States federal income tax attributable to the operations of the Borrower and its Subsidiaries arising from the operation of Section 956 of the Code.

         SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use its best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $2,000,000.

         (b) In the event that the Borrower or any of its U.S. Subsidiaries shall acquire or lease any real property having a value as determined in good faith by the Administrative Agent in excess of $2,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly (but in any event within 60 days) after such acquisition, execute a Mortgage and provide the Agents with

                  (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

                  (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.2.3 or as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (iii) such other approvals, opinions, or documents as the Agents may reasonably request; and

         (c) In accordance with the terms and provisions of this Agreement and the other Loan Documents, provide (within 60 days) the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (excluding any such recording or filing relating to any motor vehicles (other than any such recording or filing requested when an Event of Default has occurred and is continuing)).

         SECTION 7.1.9. Use of Proceeds, etc. The Borrower shall apply the proceeds of the Loans

                  (a) to make certain payments in connection with the Refinancing, concurrently with the initial Credit Extension made on the Closing Date, of all Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (b) for Capital Expenditures, and general corporate purposes (including Investments permitted pursuant to clauses (g) and (h) of Section 7.2.5) and working capital purposes of the Borrower and its Subsidiaries; and

                  (c) to make acquisitions permitted under the Loan Documents and to pay the related reasonable transaction costs and expenses.

         SECTION 7.1.10. Mortgages, etc. Within 90 days of the Closing Date, the Borrower shall deliver to the Agents counterparts of each Mortgage relating to each property with a fair market value greater than $2,000,000 as listed on
Item 6.9 ("Real Property") of the Disclosure Schedule, duly executed by the Borrower or its applicable U.S. Subsidiary and the Administrative Agent (or its designee), together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien against the properties listed on Item 6.9 of the Disclosure Schedule, each dated as of the date of such delivery, purported to be covered thereby;

                  (b) the Borrower or such Subsidiary shall use its best efforts to obtain and deliver to the Administrative Agent estoppel letters or Waivers executed by the lessor of such properties, if applicable; and

                  (c) such other approvals, opinions, or documents as the Agents may reasonably request.

         SECTION 7.1.11. Perfection of Non-U.S. Subsidiary Pledge. Within 90 days of the Closing Date, the Administrative Agent shall have received (i) certificates evidencing 65% of the issued and outstanding shares of Capital Stock of each of the Borrower's Non-U.S. Subsidiaries, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and shall be pledged pursuant to a Pledge Agreement, and (ii) any and all other documents or instruments of further assurance required to be filed or customarily provided in respect thereof in the local jurisdiction of such Non-U.S. Subsidiary, including but not limited to opinions of counsel; provided, however, that the Borrower shall not be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Administrative Agent shall have received confirmation and evidence satisfactory to it that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto, and Permitted Acquisitions.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the Closing Date, Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule;

                  (d) Hedging Obligations of the Borrower or any of its Subsidiaries in respect of the Loans;

                  (e) Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries (x) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets or (y) in respect of Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

                  (f) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (g) Indebtedness not to exceed $15,000,000 (individually or in the aggregate) incurred in accordance with clause (g) of Section 7.2.5, including seller notes and assumed acquired Person Indebtedness;

                  (h) Indebtedness of the Borrower to any U.S. Subsidiary of the Borrower, or Indebtedness of any Subsidiary of the Borrower to the Borrower or to any U.S. Subsidiary of the Borrower, which intercompany Indebtedness (i) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which have been duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents shall otherwise consent;

                  (i) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000; and

                  (j) Indebtedness which is Refinancing Debt of the Borrower or its Subsidiaries.

Notwithstanding the foregoing, no Indebtedness otherwise permitted by clause
(e), (g), (i) or (j) shall be permitted if, immediately prior to or upon the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or any Hedging Obligations owed to any Lenders or any Affiliate of any Lender, granted pursuant to any Loan Document;

                  (b) Until the Closing Date, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of
         Section 7.2.2 or which are listed on Item 7.2.2(b) of the Disclosure Schedule;

                  (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause
         (c) of Section 7.2.2;

                  (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (e) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (i) any interest or title of a lessor secured by a lessor's interest under any lease permitted by this Agreement, or any leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries to which the property subject to such lease or sublease relates;

                  (j) Liens securing Indebtedness of the type referred to in clause (g) (up to an aggregate amount of $10,000,000) of Section 7.2.2; provided, however, that (i) any such Liens attach only to the property of any Subsidiary acquired, or the property acquired, in connection with such Indebtedness and shall not attach to any assets of the Borrower or any of the Restricted Subsidiaries theretofore existing or which arise after the date thereof and (ii) such Indebtedness secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Indebtedness; and

                  (k) Liens granted to secure payment of other Indebtedness permitted under Section 7.2.2 in an aggregate amount at any time outstanding not to exceed $5,000,000.

         SECTION 7.2.4.  Financial Covenants.

         (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter ending during any period set forth below to be greater than the ratio set forth opposite such period:

                           Period                              Leverage Ratio
                           ------                              --------------
                  Closing Date to 12/31/01                         3.25:1

                  01/01/02 to 12/31/02                             3.00:1

                  01/01/03 and thereafter                          2.75:1.

         (b) Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio as of the end of any Fiscal Quarter ending on or after the Closing Date to be less than 1.50:1.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

                  (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital;

                  (f) Investments in the form of loans to officers, directors and employees of the Borrower and its Subsidiaries for the sole purpose of purchasing the common stock of the Borrower in an aggregate amount at any time outstanding not to exceed $5,000,000;

                  (g) Investments made by the Borrower or any of its Subsidiaries, which Investments shall result in the Borrower or the relevant Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person in which such Investment was made so that such Person becomes a Subsidiary of the Borrower or increasing any such controlling interest maintained by it in any such Person (such Investments are collectively referred to as "Permitted Acquisitions"); provided that the amount of such Investments does not exceed (i) individually, $15,000,000, or (ii) in the aggregate, the sum of (1) $40,000,000 plus (2) beginning in Fiscal Year 2001, the Available Amount; provided further, that after giving effect to any such Investment, a portion of the Revolving Loan Commitment Amount shall remain unused in an amount at least equal to the sum of (x) $5,000,000 and (y) the amount of trade accounts payable by the Borrower and its Subsidiaries which, at the time of such Investment, are over 60 days past their respective due dates, except to the extent of any liability diligently disputed in good faith by the Borrower or any such Subsidiary in respect of any such trade accounts; and

                  (h) other Investments in an aggregate amount at any one time not to exceed $10,000,000;

provided, however, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (j) no Investment otherwise permitted under clause (g) or (h) shall be permitted unless the Borrower would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such Investment and the Chief Financial Officer shall have delivered to the Agents a certificate setting forth such pro forma compliance with such covenants and, in the case of clause (g), the Available Amount as in effect prior to the making of such Investment, the amount of such Investment that constitutes usage of the Available Amount and the amount of the Available Amount subsequent to the making of such Investment; and

                  (k) no Investment otherwise permitted by clauses (c) (except as it relates to clause (e), (g), (i) or (j) of Section 7.2.2), (f),
         (g) or (h), shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock or splitups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any Subsidiary to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not, nor will it permit any of its Subsidiaries to,

                           (i) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for any payment of such interest as set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt;

                           (ii) except to the extent permitted under Section
                  7.2.5, make any Investment in, advances to or fee payments (including the payment of any fees due under the TJC Transaction Advisory Agreement) to any of its Affiliates; or

                           (iii) suffer to exist any Contingent Liabilities of
                  the Borrower in respect of Indebtedness of any of its Affiliates; and

                  (c) the Borrower will not, nor will it permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes (the foregoing prohibited acts referred to in clauses (a), (b) and (c) are collectively referred to as "Restricted Payments");

provided, however, that

                  (d) notwithstanding the provisions of clauses (a) and (b) above, the Borrower shall be permitted to make Restricted Payments so long as (i) immediately both prior to and after giving effect to such Restricted Payment, no Default under Section 8.1.1, Section 8.1.3 (with respect to Section 7.2.6) or Section 8.1.9 or any Event of Default shall have occurred and be continuing, (ii) after giving effect to the making of such Restricted Payment (other than any Restricted Payment consisting of a payment of any fees due under the TJC Transaction Advisory Agreement), the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4, 7.2.5 or 7.2.7 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of
         Section 7.1.1, (iii) the amount of such Restricted Payments (other than Restricted Payments consisting of fees paid in accordance with the TJC Transaction Advisory Agreement but in any event to the extent permitted hereunder), when taken together with the aggregate amount of all other Restricted Payments made under this clause (d), does not exceed the sum of (x) $5,000,000 and (y) for any Restricted Payment made subsequent to December 31, 2000, the lesser of (1) the Available Amount and (2) $5,000,000, and (iv) an Authorized Officer of the Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the

         Agents (including a calculation of the Borrower's compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clauses (d)(i), (ii) and (iii) above and setting forth the Available Amount as in effect prior to the making of such Restricted Payment, the amount of such Restricted Payment that constitutes usage of the Available Amount and the amount of the Available Amount subsequent to the making of such Restricted Payment.

         SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any period set forth below, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such period:

                               Period                                  Amount
                               ------                                  ------
                 Closing Date through and including                 $15,000,000
                      December 31, 2000

                 Fiscal Year ending                                 $40,000,000
                      December 31, 2001 and each
                      Fiscal Year thereafter

provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any period pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such period, up to 100% of such excess amount may be carried forward to (but only to) the next succeeding period (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such period, and any such amount carried forward to a succeeding period shall be deemed to be used after the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

         SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any such Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation in any such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted hereunder.

         SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of their respective Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business (including with respect to any "lost in the hole" assets or assets damaged beyond repair or not returned) or is permitted by Section 7.2.8; or

                  (b) (i) such sale, transfer, lease or other disposition is for fair market value and the consideration consists of not less than 80% in cash and Marketable Securities, (ii) the Net Disposition Proceeds received for such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $25,000,000, and (iii) except to the extent provided in the proviso to the definition of "Capital Expenditures", the Net Disposition Proceeds generated from such sale, transfer, lease or other disposition are applied as Net Disposition Proceeds to prepay the Loans or for reinvestment by the Borrower pursuant to the terms of
         Section 3.1.

         SECTION 7.2.10. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification adverse to the Lenders of any of the terms or provisions contained in, or applicable to the TJC Transaction Advisory Agreement or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

         SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract (other than the TJC Transaction Advisory Agreement as in effect on the date hereof) with any of its other Affiliates, unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and as to the assets financed with the proceeds of such Indebtedness any agreement governing any Indebtedness permitted either by clause (b) of Section 7.2.2 as in effect on the Effective Date or by clause (e) or (g) of Section 7.2.2) prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.13. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $2,500,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

         SECTION 7.2.14. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, change their respective Fiscal Years from the period of twelve consecutive calendar months ending on December 31.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment when due of any principal of any Loan, (b) the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, (c) the Borrower or any other Obligor shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee, deposit or of any other Obligation, or (d) any Subsidiary Guarantor shall default in the payment when due of any amounts under the Guaranty to which it is a party.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agents or any Lender for the purposes of or in connection with this

Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.9, Section 7.1.10, Section 7.1.11 or Section 7.2 or, if such default shall continue for 10 days, Section 7.1.4.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto (with respect to property with a replacement cost individually or in the aggregate in excess of $1,000,000); the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document; the subordination provisions contained in the documents and instruments memorializing any Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any holder of such Subordinated Debt or of any party to such documents or instruments; or any such holder or party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of such subordination provisions.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower or any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby irrevocably appoints DLJ as its Syndication Agent and Wells Fargo as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower or any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby irrevocably appoints DLJ as its Syndication Agent and Wells Fargo as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower, regardless of whether caused in whole or in part by the negligence of any Agent; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder, under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless they are indemnified hereunder to their satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 2:00 p.m., San Francisco time, on the day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Pursuant to instructions of the Required Lenders, the Administrative Agent shall have the authority to execute releases of the applicable Loan Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Administrative Agent under this Agreement or any other Loan Document, then and in any of such events the Administrative Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if the Administrative Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         SECTION 9.3. Exculpation. No Agent shall be bound by or obliged to recognize any agreement among or between the Borrower and any Lender to which such Agent is not a party, regardless of whether such Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; nor shall the Agents be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; nor shall the Agents be responsible for the acts of any governmental authority. None of the Agents nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents believe to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Syndication Agent may resign upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans or Letters of Credit Issued by the Issuer. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Administrative Agent or the Syndication Agent, as the case may be. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent were not an Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents, the Lead Arranger and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Lead Arranger and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each written notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement. The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Event of Default and stating that such notice is a "notice of Default." In the event the Administrative Agent receives such a notice of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment).

         SECTION 9.8. Documentation Agent. The Person identified on the signature pages of this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to it in its capacity as a Lender to the extent it is a Lender hereunder. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Person acknowledges that it has not relied, and will not rely, on the Person so identified as the "Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 10.1 or clause (a) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to Section 2.2.2), reduce any fees described in Article III, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (except pursuant to a disposition of such Subsidiary Guarantor in accordance with clause (b) of Section 7.2.9) or release all or substantially all of the collateral security (except as otherwise specifically provided in any Loan Document) or extend any Commitment Termination Date, shall be made without the consent of each Lender adversely affected thereby and each holder of a Note adversely affected thereby;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan or any Reimbursement Obligations shall be made without the consent of the holder of that Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

                  (d) affect adversely the interests, rights or obligations of any Agent, Issuer or the Lead Arranger (in its capacity as Agent, Issuer or the Lead Arranger), unless consented to by such Agent, Issuer or the Lead Arranger, as the case may be; or

                  (e) amend, modify or waive the provisions of clause (a)(i) of
         Section 3.1.1 or clause (b) of Section 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of the holders of the Notes evidencing at least 51% of the aggregate amount of Loans outstanding under the

         Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Additional Term A Loan Commitment Amount or the Additional Term B Loan Commitment Amount, the Lenders holding at least 51% of the Revolving Loan Commitments, the Term A Loan Commitments or the Term B Loan Commitments, as applicable.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 10.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         SECTION 10.2. Notices. All notices and other communications provided to any party under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party (a) in the case of any Lender, to the Lender in care of the Administrative Agent at its address or facsimile number set forth on Schedule II hereto, (b) in the case of any Agent, at its address or facsimile number set forth on Schedule II hereto, and (c) in the case of Borrower, at its address or facsimile number set forth on
Schedule II hereto, or, in any case, at such address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (receipt acknowledged).

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of each of the Agents and the Lead Arranger (including the reasonable fees and out-of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the syndication by the Syndication Agent and the Lead Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan

         Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agents, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Issuer, the Lead Arranger and each Lender and each of their respective officers, directors, partners, trustees, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Lead Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Agents and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Subject to Section 10.5(a), this Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:


                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

         SECTION 10.11.1. Assignments. Any Lender,

                  (a) with the written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer and the Swing Line Lender (which consents shall not be unreasonably delayed or withheld and which consents of (i) the Agents, the Issuer and the Swing Line Lender shall not be required in the case of assignments to or by DLJ or any of its Affiliates (other than DLJ Merchant Banking Partners II, L.P. and/or its Affiliates) and (ii) the Borrower shall not be required if an Event of Default shall have occurred and be continuing) may at any time assign and delegate to one or more commercial banks, funds which are regularly engaged in making, purchasing or investing in loans or securities or other financial institutions, and

                  (b) with notice to the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, but without the consent of the Borrower, the Agents, the Issuer or the Swing Line Lender, may assign and delegate to any of its Affiliates, to any other Lender or to an Approved Fund of any Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) in a minimum aggregate amount of $5,000,000 in the case of any assignment relating to a Revolving Loan Commitment and $1,000,000 in the case of any assignment relating to any Term Loan; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate paragraph of
Section 4.6 and provided, further, however, that the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Lender and such Assignee Lender,

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents, and

                  (e)  the processing fees described below shall have been paid.

From and after the date that the Agents accept such Lender Assignment Agreement (and, if applicable, the information set forth therein is recorded in the Register), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor

Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender (excluding any Agent) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $1,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

         Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) in the case of a Lender that is an investment fund, to its trustee in support of its obligations to its trustee, in either case without notice to or consent of the Borrower or the Agents; provided, however, that (A) such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by the terms and conditions set forth in this Agreement and the other Loan Documents, and (B) any assignment by such trustee shall be subject to the provisions of this Section 10.11.1. No such pledge by any Lender shall be required to comply with the provisions of this Section 10.11.1, and no such pledge shall be null and void by reason of the failure to so comply.

         SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause
         (b) or (c) of Section 10.1, and

                  (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that, subject to clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.11.3. Assignment of Registered Notes. A Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of Section 10.11.1 and only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender, and the old Registered Note shall be returned by the Administrative Agent to the Borrower marked "canceled". Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER

SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE AGENTS, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       W-H ENERGY SERVICES, INC.


                                       By:    /s/ Jeffrey L. Tepera
                                          --------------------------------------
                                           Name:  Jeffrey L. Tepera
                                           Title: Vice President & Chief
                                                  Financial Officer


                                       DLJ CAPITAL FUNDING, INC.,
                                         as Syndication Agent and as Lender


                                       By:    /s/ Richard Beaudoin
                                          --------------------------------------
                                           Name:  Richard Beaudoin
                                           Title: Senior Vice President


                                       WELLS FARGO BANK TEXAS, N.A.,
                                         as Administrative Agent, as Issuer and
                                         as Lender


                                       By:    /s/ Bret West
                                          --------------------------------------
                                           Name:  Bret West
                                           Title: Vice President

                                       BANK ONE, NA (Main Office Chicago),
                                       as Documentation Agent and as Lender


                                       By:    /s/ J. Charles Freel, Jr.
                                          --------------------------------------
                                           Name:  J. Charles Freel, Jr.
                                           Title: First Vice President

                                       THE BANK OF NOVA SCOTIA

                                       By:    /s/ F.C.H. Ashby
                                          --------------------------------------
                                           Name:  F.C.H. Ashby
                                           Title: Senior Manager

                                       SOUTHWEST BANK OF TEXAS


                                       By:    /s/ Carmen Dunmire
                                          --------------------------------------
                                           Name:  Carmen Dunmire
                                           Title: Vice President

                                                                         ANNEX I

                              AMORTIZATION SCHEDULE

                               THE TERM A FACILITY


                          SCHEDULED PRINCIPAL
QUARTERLY PAYMENT DATE         REPAYMENT
----------------------    -------------------
December 31, 2001                3.75%

March 31, 2002                   3.75%

June 30, 2002                    3.75%

September 30, 2002               3.75%

December 31, 2002                5.00%

March 31, 2003                   5.00%

June 30, 2003                    5.00%

September 30, 2003               5.00%

December 31, 2003                7.50%

March 31, 2004                   7.50%

June 30, 2004                    7.50%

September 30, 2004               7.50%

December 31, 2004                8.75%

March 31, 2005                   8.75%

June 30, 2005                    8.75%

Stated Maturity Date             8.75%

Total                             100%
                               ======

                               THE TERM B FACILITY

                        SCHEDULED PRINCIPAL
                           REPAYMENT
QUARTERLY PAYMENT DATE     PERCENTAGE
----------------------  -------------------
December 31, 2000             0.25%

March 31, 2001                0.25%

June 30, 2001                 0.25%

September 30, 2001            0.25%

December 30, 2001             0.25%

March 31, 2002                0.25%

June 30, 2002                 0.25%

September 30, 2002            0.25%

December 31, 2002             0.25%

March 31, 2003                0.25%

June 30, 2003                 0.25%

September 30, 2003            0.25%

December 31, 2003             0.25%

March 31, 2004                0.25%

June 30, 2004                 0.25%

September 30, 2004            0.25%

December 31, 2004             0.25%

March 31, 2005                0.25%

June 30, 2005                 0.25%

September 30, 2005            0.25%

December 31, 2005             0.25%

March 31, 2006                0.25%

June 30, 2006                 0.25%

September 30, 2006            0.25%

December 31, 2006             0.25%

Stated Maturity Date         93.75%

Total                          100%
                            ======

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE



                              Item 6.7 Litigation.

         Two separate lawsuits, Keith Vienne, et al. v. Conoco, Inc., et al., No. 74,427, and Larry Mouton, et al. v. Conoco, Inc., et al., No. 75,038, were filed in 1999 in Louisiana state court against six defendants, including Conoco, Inc., the primary operator of the Rayne Field beginning in the 1950s, and Guillory Tank Truck Service, Inc., an oilfield waste disposal company. One of Borrower's subsidiaries, Charles Holston, Inc., purchased the assets of Guillory Tank Truck Service, Inc. in 1989. These cases have several hundred plaintiffs who allege that they and their property have been exposed to improperly handled oil, gas, and oilfield waste over a 40-year period in connection with the operation of an oilfield approximately four miles north of Rayne, Louisiana. The plaintiffs allege that Guillory Tank Truck Service, Inc. improperly disposed of oilfield waste from the field at various unspecified times over the years. The plaintiffs are seeking an unspecified amount of general, special and exemplary damages.

                         Item 6.8 Existing Subsidiaries.

                                  State of                                       Business
      Name                     Incorporation          Ownership %              Description
------------------             -------------     ---------------------  ----------------------------
Agri-Empresa, Inc.                 Texas         100%  owned  by Drill  Agri-Empresa, Inc. manufactures,
                                                 Motor Services, Inc.   blends, packages, warehouses and
                                                                        distributes specialty chemicals used
                                                                        in oil service and industrial
                                                                        applications.

Agri-Empresa                       Texas          100% owned by Drill   Agri-Empresa Transportation, Inc.
Transportation, Inc.                             Motor Services, Inc.   transports product via trucking for
                                                                        Agri-Empresa, Inc.

Charles Holston, Inc.            Louisiana           100% owned by      Charles Holston, Inc. provides
                                                   Perf-O-Log, Inc.     cleaning and maintenance services to
                                                                        refineries, petrochemical plants and
                                                                        operators of oil and gas wells.

Diamond Wireline  Services,        Texas             100% owned by      Diamond Wireline Services provides
Inc.                                               Perf-O-Log, Inc.     wireline logging and perforating
                                                                        services to oil and gas companies. The
                                                                        company services are aimed primarily at
                                                                        improving the production rate of existing
                                                                        oil and gas wells and in perforating new
                                                                        production zones once a zone or formation
                                                                        has been depleted.

Drill Motor                      Louisiana           100% owned by      Drill Motor Services, Inc. supplies
Services, Inc.                                     Perf-O-Log, Inc.     premium, fluid driven, drilling motors
                                                                        to independent directional drillers.

Dyna Drill                         Texas         100% owned by          Dyna Drill Technologies, Inc.
Technologies, Inc.                               Perf-O-Log, Inc.       manufactures power sections for
                                                                        downhole drilling motors.

                                  State of                                       Business
      Name                     Incorporation          Ownership %              Description
------------------             -------------     ---------------------  ----------------------------
Grinding & Sizing Company,         Texas          100% owned by Drill   Grinding  & Sizing  Co.,  Inc.  (GSI or
Inc.                                             Motor Services, Inc.   the  Company)  is in  the  business  of
                                                                        size reduction (grinding) of products
                                                                        primarily for the drilling and specialty
                                                                        chemical fluids industry. Specifically,
                                                                        GSI private labels seepage control and loss
                                                                        circulation products related to the drilling
                                                                        process. The Company also performs custom
                                                                        (toll) grinding and produces products to
                                                                        customer specifications through custom
                                                                        blending and packaging. Additionally, GSI
                                                                        fabricates used and new grinding, blending
                                                                        and packaging equipment for itself as well
                                                                        as third parties.

Integrity Industries, Inc.         Texas          100% owned by Drill   Integrity Services, Inc. produces and
                                                 Motor Services, Inc.   wholesales specialty chemicals and
                                                                        drilling fluids for the oil and gas
                                                                        industry. During the drilling process,
                                                                        special fluids or "muds" are used to
                                                                        flush away cuttings in the borehole
                                                                        and assist in pressure control.

Pathfinder Energy Services         Norway            100% owned by      Pathfinder Energy Services, Inc.
AS                                                 Perf-O-Log, Inc.     provides logging-while-drilling and
                                                                        measurement-while-drilling services to
                                                                        the oil and gas industry.

Pathfinder Energy Services      Netherlands       Unassigned-owned by   Pathfinder Energy Services, Inc.
B.V.                                                 incorporator       provides logging-while-drilling and
                                                                        measurement-while-drilling services to
                                                                        the oil and gas industry.

                                  State of                                       Business
      Name                     Incorporation          Ownership %              Description
------------------             -------------     ---------------------  ----------------------------
Pathfinder Energy Services    Alberta, Canada        100% owned by      Pathfinder Energy Services, Inc.
Canada, Ltd.                                       Pathfinder Energy    provides logging-while-drilling and
                                                    Services, Inc.      measurement-while-drilling services to
                                                                        the oil and gas industry.

Pathfinder Energy                Louisiana           100% owned by      Pathfinder Energy Services, Inc.
Services, Inc.                                     Perf-O-Log, Inc.     provides logging-while-drilling and
                                                                        measurement-while-drilling services to
                                                                        the oil and gas industry.

Pathfinder Energy Services        England            100% owned by      Pathfinder Energy Services, Inc.
Limited                                            Perf-O-Log, Inc.     provides logging-while-drilling and
                                                                        measurement-while-drilling services to
                                                                        the oil and gas industry.

Perf-O-Log, Inc.                   Texas           100% owned by the    Perf-O-Log, Inc. provides wireline
                                                       Borrower         logging and perforating services to
                                                                        oil and gas companies

STG Transportation, Inc.           Texas             100% owned by      STG Transportation transports products
                                                     Agri-Empresa       via trucking for Superior Packaging &
                                                 Transportation, Inc.   Distribution, Inc.

Thomas Energy Services,          Louisiana           100% owned by      Thomas Energy Services, Inc. is a full
Inc.                                                Perf-O-Log, Inc.    service provider of rental tools
                                                                        including high torque drill pipe,
                                                                        handling tools and subsurface tools
                                                                        for drilling, completing and working
                                                                        over oil and gas wells.

Well Safe, Inc.                    Texas             100% owned by      Well Safe, Inc. provides detection and
                                                   Perf-O-Log, Inc.     protection equipment and services for
                                                                        use with toxic gases, including
                                                                        electronic monitoring, detection and
                                                                        breathing equipment.

W-H Drilling Solutions, Texas                        100% owned by      W-H Drilling Solutions, Inc. markets the
Inc.                                               Perf-O-Log, Inc.     products and services of Pathfinder
                                                                        Energy Services, Inc., Thomas Energy
                                                                        Services, Inc. and Drill Motor Services,
                                                                        Inc.

                             Item 6.9 Real Property.


                          Lafayette, Louisiana property

         Description: Those certain lots or parcels of ground, together with all buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, located in Sections 46 and 51, Township 10 South, Range 5 East, City of Lafayette, Lafayette Parish, Louisiana, containing 4.812 Acres, more or less, being a portion of Lot 2 and all of Lot 3, partition of Mrs. Emma L. Comeaux Estate.

                        Item 6.11 Employee Benefit Plans.

         Retirement Plan. The Borrower provides its employees with a 401(k) plan pursuant to which it contributes $0.75 for each $1.00 contribution by the employee on the first 3% of salary that the employee contributes to the plan.

         Health Plan. The Borrower provides its employees with a traditional major medical plan that pays 80% to 90% of an employee's medical expenses. The health plan is partially self-insured with a specific individual loss of limit of $100,000 and an aggregate annual stop loss limit. The Borrower also offers its employees a voluntary plan to cover dental care the cost of which is paid for by the participating employee.

         Group Life Insurance. The Borrower provides group term life insurance for each of its employees which pays a $20,000 death benefit ($40,000 if death is the result of an accident) to the employee's estate or beneficiary.

         Disability Insurance. The Borrower provides group short-term and long-term disability insurance plans to employees.

         Key Person Life Insurance. The Borrower maintains key person life insurance policies on Kenneth T. White, Jr. which pays $1,500,000 to the Borrower and $500,000 to Mr. White's named beneficiary in the event of his death. The Borrower maintains a key person life insurance policy on William J. Thomas III which pays $500,000 to the Borrower in the event of his death.

         Stock Option Plan. The Borrower has stock option plans that provide key employees with an opportunity to acquire an ownership interest in the Borrower. The administrator of the stock option plans has the power to determine those employees to be granted options, the price and the number of shares subject to each option, the time at which each option is granted and becomes exercisable, the duration of the option period, the inclusion of stock appreciation rights and such other conditions and limitations as may be applicable. No consideration is payable to the Borrower upon the grant of any option. The exercise price of any option is determined by the administrator. As of June 30, 2000, 10-year options were outstanding under the stock option plans with respect to a total of 2,229,150 shares of the Borrower's common stock, which will vest over a four-year period, in 25% increments after each full year of service following the date of grant, beginning in 1997. This amount does not include up to 201,300 options to be granted under the stock option plans to certain of our employees concurrently with our initial public offering.

                        Item 6.12 Environmental Matters.

         1.  Reference is hereby made to Item 6.7

         2. In Richard K. Dembowski and C & D Resources, Inc. v. Fisette Dragline Service, Inc., Charles Holston Industrial Services, Inc., ABC Insurance Co. and XYZ Insurance Co., claimant is seeking to recover damages for the cost of cleaning up and remediating saltwater damage to vegetation that occurred after saltwater from a tank battery impoundment was discharged onto the ground by a vacuum truck driver employed by one of Borrower's subsidiaries.

                           Item 7.2.2(b) Indebtedness.

Facility                                                       Pay off Balance (10/16/00)
--------                                                       --------------------------

Senior Secured Credit Facility                                       $157,914,973.36

12-1/2% Senior Subordinated notes due 2007 and related               $ 27,401,828.99
14-1/2% PIK Senior Subordinated Notes due 2007

13% Senior Subordinated Notes due 2006 and related 14%               $ 39,926,303.96
PIK Senior Subordinated Notes due 2006

10% note due 2001                                                    $    962,000.00

10% note due 2002                                                    $    800,000.00

                       Item 7.2.2(c) Ongoing Indebtedness.


$80,000,000 to be drawn under the Agreement.

                                 7.2.2(b) Liens.


                                      None.

                              7.2.5(a) Investments.


                                      None

                                                                     SCHEDULE II

                 PART A - ADDRESSES FOR NOTICES; LENDING OFFICES


BORROWER:

           W-H ENERGY SERVICES, INC.
           10370 Richmond Ave.
           Suite 990
           Houston, TX 77042
           Telephone:        (713) 974-9071
           Facsimile:        (713) 974-7029
           Attn:             Jeffrey L. Tepera


SYNDICATION AGENT:

           DLJ CAPITAL FUNDING, INC.
           277 Park Avenue
           New York, NY  10172
           Telephone:        (212) 892-7911
           Facsimile:        (212) 892-7542
           Attn:             Dana Klein



ADMINISTRATIVE AGENT:

           WELLS FARGO BANK TEXAS, N.A.
           Energy Group
           1000 Louisiana, 3rd Floor
           Houston, TX 77002
           Telephone:        (713) 319-1371
           Facsimile:        (713) 739-1087
           Attn:             Bret C. West

LENDERS:

           DLJ CAPITAL FUNDING, INC.
           277 Park Avenue
           New York, NY  10172
           Telephone:        (212) 892-7911
           Facsimile:        (212) 892-7542
           Attn:             Dana Klein

           WELLS FARGO BANK TEXAS, N.A.
           Energy Group
           1000 Louisiana, 3rd Floor
           Houston, TX 77002
           Telephone:        (713) 319-1371
           Facsimile:        (713) 739-1087
           Attn:             Bret C. West

           BANK ONE (FIRST CHICAGO)
           201 Saint Charles Avenue
           New Orleans, LA 70170
           Telephone:        (504) 623-1638
           Facsimile:        (504) 623-6555
           Attn:             Charlie Freel

           THE BANK OF NOVA SCOTIA
           1100 Louisiana Street
           Suite 3000
           Houston, TX 77002
           Telephone:        (713) 759-3433
           Facsimile:        (713) 752-2425
           Attn:             Jean-Paul Purdy

           SOUTHWEST BANK OF TEXAS
           5 Post Oak Park
           4400 Post Oak Parkway
           Houston, TX 77027
           Telephone:        (713) 888-4610
           Facsimile:        (713) 439-5925
           Attn:             Carmen Dunmire

                              PART B - PERCENTAGES

LENDERS                                  REVOLVER                 TERM A                    TERM B
-------                                  --------                 ------                    ------

DLJ CAPITAL FUNDING, INC           $    6,666,667.00        $    6,666,667.00        $   35,000,000.00

WELLS FARGO BANK TEXAS, N.A        $   10,000,000.00        $   10,000,000.00

BANK ONE, NA                       $   10,000,000.00        $   10,000,000.00

SOUTHWEST BANK OF TEXAS            $    6,666,666.50        $    6,666,666.50

THE BANK OF NOVA SCOTIA            $    6,666,666.50        $    6,666,666.50



TOTAL                                      100.00000%               100.00000%               100.00000%